                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Roslyn Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               [ROSLYN LOGO HERE]
                          1400 Old Northern Boulevard
                            Roslyn, New York  11576
                                 (516) 621-6000

                                                            April 16, 1999

Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Roslyn Bancorp, Inc., the holding company for The Roslyn Savings Bank. The Annual Meeting will be held on May 19, 1999, at 9:00 a.m., Eastern time, at the Milleridge Cottage, 585 North Broadway, Jericho, New York.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Roslyn Bancorp, Inc., as well as a representative of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of Roslyn Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each matter to be considered.

     Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the Company's common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, we thank you for your continued interest and support.

                                Sincerely yours,



     Joseph L. Mancino                                 John M. Tsimbinos
     President, Chief Executive Officer and            Chairman of the Board
     Vice Chairman of the Board

                              ROSLYN BANCORP, INC.
                          1400 Old Northern Boulevard
                            Roslyn, New York  11576
                       __________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 19, 1999
                       __________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Roslyn Bancorp, Inc. (the "Company") will be held on May 19, 1999, at 9:00 a.m., Eastern time, at the Milleridge Cottage, 585 North Broadway, Jericho, New York.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1.   the election of five Directors to three-year terms of office each;

     2. the ratification of certain amendments to the Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan;

     3.   the approval of the Roslyn Bancorp, Inc. Annual Incentive Plan;

     4. the amendment to the Company's Certificate of Incorporation to increase from 100,000,000 to 200,000,000 the number of authorized shares of Roslyn Bancorp, Inc. common stock, par value $0.01 per share;

     5. the ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

     6. such other matters as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

     The Board of Directors has established March 30, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the Company's common stock as of the close of business on the record date will be entitled to vote at the Annual Meeting or at any adjournments thereof. In the event there are not sufficient votes to constitute a quorum, or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Roslyn Bancorp, Inc., 1400 Old Northern Boulevard, Roslyn, New York 11576, for a period of 10 days prior to the Annual Meeting and will also be available at the Annual Meeting.

                              By Order of the Board of Directors

                              R. Patrick Quinn
                              Corporate Secretary
Roslyn, New York
April 16, 1999

                             ROSLYN BANCORP, INC.
                             ___________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 19, 1999
                            _______________________

Solicitation and Voting of Proxies

          This Proxy Statement is being furnished to stockholders of Roslyn Bancorp, Inc. ("Roslyn" or the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on May 19, 1999, and at any adjournments thereof. This Proxy Statement is first being mailed to record holders on or about April 16, 1999.

          Regardless of the number of shares of common stock owned, it is important that holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Please vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" the approval and ratification of the specific proposals presented in this Proxy Statement.

          Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

          You may revoke your proxy at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the holder of record to vote personally at the Annual Meeting.

          The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $5,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by Directors, officers and other employees of the Company and its subsidiaries, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

          The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of Directors.

          The Board of Directors has fixed the close of business on March 30, 1999 as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of common stock outstanding and entitled to vote on the Record Date was 76,929,145 shares.

          As provided in the Company's Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

          The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes to constitute a quorum, or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

          As to the election of Directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker "non-votes" or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld. A broker "non-vote" occurs when a nominee holder of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

          As to the ratification of certain amendments to the Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan, by checking the appropriate box, a stockholder may (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. The ratification of certain amendments to the Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan will require a majority of the votes cast by Roslyn Bancorp stockholders. Shares as to which the "ABSTAIN" box has been selected on the proxy card will be counted as present and entitled to vote and have the effect of a vote against the matter. In contrast, shares underlying broker non-votes or in excess of the Limit will have no effect on the vote on the item.

          As to the approval of the Roslyn Bancorp, Inc. Annual Incentive Plan, by checking the appropriate box, a stockholder may (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. The approval of the Roslyn Bancorp, Inc. Annual Incentive Plan will require a majority of the votes cast by Roslyn Bancorp stockholders. Shares as to which the "ABSTAIN" box has been selected on the proxy card will be counted as present and entitled to vote and have the effect of a vote against the matter. In contrast, shares underlying broker non-votes or in excess of the Limit will have no effect on the vote on the item.

          As to the amendment to the Certificate of Incorporation to increase the number of authorized shares of Roslyn Bancorp, Inc. common stock, by checking the appropriate box, a stockholder may (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. The approval of the amendment to the Certificate of Incorporation will require the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting. An abstention is counted as a vote against the proposal and a broker non-vote is counted as a vote against the proposal.

          As to the ratification of the appointment of KPMG LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's Bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to constitute stockholder ratification of this proposal and all other matters that may properly come before the Annual Meeting. Accordingly, shares as to which the "ABSTAIN" box has been selected on the proxy card will not be counted as votes cast for purposes of Delaware law and the Company's Bylaws. Shares underlying broker non-votes or in excess of the Limit will not be counted as votes cast and will have no effect.

          Proxies solicited hereby will be returned to the Company's transfer agent, Registrar and Transfer Company. The Board of Directors has designated Registrar and Transfer Company to act as inspectors of election and tabulate the votes at the Annual Meeting. Registrar and Transfer Company is not otherwise employed by, or a Director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

          If you are a participant in The Roslyn Savings Bank Employee Stock Ownership Plan, the Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan, The Roslyn Savings Bank 401(k) Plan, the T R Financial Corp. Employee Stock Ownership Plan, the Roosevelt Savings 401(k) Plan, or the Roosevelt Savings Supplemental Executive Retirement Plan, you will receive separate proxy cards for the shares of common stock you own through each of those plans. Each such proxy card you receive will serve as a voting instruction card for the trustees or administrators of those plans in which you have shares of common stock credited to your account. If you own shares through any of these plans and do not vote, the respective plan trustees will vote the shares in accordance with the terms of the respective plans.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                       PROPOSAL 1.  ELECTION OF DIRECTORS

          The Board of Directors of the Company currently consists of 15 Directors and is divided into three classes. Each of the 15 members of the Board of Directors also presently serves as a Director of The Roslyn Savings Bank (the "Bank"), which is a wholly owned subsidiary of the Company. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of Directors expiring each year. Directors serve until their successors are elected and qualified.

          The five nominees proposed for election at this Annual Meeting are John R. Bransfield, Jr., Maureen E. Clancy, Thomas A. Doherty, Victor C. McCuaig and John P. Nicholson. Ms. Clancy is one of five former directors of T R Financial Corp. and Roosevelt Savings Bank who were elected to the Board of Directors in February 1999 in accordance with the terms of the Company's agreement to acquire T R Financial Corp. Under that agreement, T R Financial Corp. selected five members of its Board of Directors, who were approved by the Company, to become members of the Company's and the Bank's Boards. As of February 16, 1999, the Boards of Directors of the Company and the Bank were increased from 10 to 15 members to accommodate these new board members. These new members were placed within the three classes of existing directors. Ms. Clancy was the only former T R Financial Corp. and Roosevelt Savings Bank director appointed to the class of Directors whose term expires at the 1999 Annual Meeting. The four other former directors of the T R Financial Corp. Board of Directors who were appointed to the Board are John M. Tsimbinos, Leonard Genovese, A. Gordon Nutt and Spiros J. Voutsinas. The agreement that governed the election of the former T R Financial Corp. directors to the Company's and the Bank's Boards does not require that these persons be re-elected to the Company's Board at this Annual Meeting. Except as described above, no person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any such person and the Company. Mr. Doherty was appointed to the Board of Directors in February 1999 to fill the vacancy that occurred pursuant to the retirement of Floyd N. York.

          Directors are elected by a plurality of votes cast. In the event that any such nominee is unable to serve, or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the election of the nominees proposed by the Board of Directors.

          The Board of Directors Recommends That You Vote "FOR" the Election of the Nominees Named in this Proxy Statement.

Information with Respect to the Nominees, Continuing Directors and Certain Executive Officers of the Company

          The following table sets forth, as of the Record Date, the names of the nominees, continuing Directors and "Named Executive Officers" of the Company (as defined below); their ages; a brief description of their recent business experience, including present occupations and employment; certain directorships held by each; the year in which each became a Director and the year in which their terms (or in the case of the nominees, their proposed terms) as Director of the Company expire. The table also sets forth the amount of common stock and the percent thereof beneficially owned by each Director and Named Executive Officer and all Directors and executive officers, as a group, as of the Record Date. "Named Executive Officers" are all individuals who have served either as the Company's chief executive officer, or acted in a similar capacity, during the last completed fiscal year, plus the Company's four most highly compensated executive officers who received salary and bonus in excess of $100,000, other than its chief executive officer, and who were serving as executive officers on December 31, 1998. John R. Bransfield, Jr. is included in the following table as a Director of the Company and also is one of its four most highly compensated executive officers.

                                                                                       Amount and Nature    Ownership
Name and Principal                                                       Expiration      of Beneficial        as a
Occupation at Present                                      Director      of Term as        Ownership         Percent
and for Past Five Years                              Age   Since(1)       Director     (2)(3)(4)(5)(6)(7)   of Class(8)
-----------------------                              ---   --------      -----------   ------------------   ---------

NOMINEES

John R. Bransfield, Jr.                               57       1998             2002             192,296       *
   Senior Executive Vice President
   of the Company; Senior
   Executive Vice President and
   Chief Operating Officer of the
   Bank commencing in 1999.
   Mr. Bransfield was Vice
   President of the Company and
   Executive Vice President and
   Senior Lending Officer of the
   Bank from 1996 until 1999. Mr.
   Bransfield was Senior Vice
   President and Senior Lending
   Officer of the Bank from 1993
   until 1996.

Thomas A. Doherty                                     61       1999             2002                 500       *
   Mr. Doherty is the Chief
   Administrative Officer of First
   Quality Enterprises, Inc., in Great
   Neck, New York, a manufacturer
   of hygiene-related products.  He
   is the retired Chairman, President
   and Chief Executive Officer of
   Fleet Bank and a member of the
   Board of Directors of Long Island
   Power Authority and of St.
   Joseph College in Brooklyn, New
   York.

                                                                                       Amount and Nature    Ownership
Name and Principal                                                       Expiration      of Beneficial        as a
Occupation at Present                                      Director      of Term as        Ownership         Percent
and for Past Five Years                              Age   Since(1)       Director     (2)(3)(4)(5)(6)(7)   of Class(8)
-----------------------                              ---   --------      -----------   ------------------   ---------

Maureen E. Clancy                                     66       1999             2002             145,928        *
   Ms. Clancy was a Director of
   Roosevelt Savings Bank and T R
   Financial Corp. from 1993 until
   the Company acquired
   T R Financial Corp. in February
   1999.  She has been a licensed
   insurance broker since 1959.  Ms.
   Clancy is the Secretary-Treasurer
   of Clancy & Clancy Brokerage
   Ltd., an insurance agency
   established in 1956.

Victor C. McCuaig                                     70       1970             2002             68,620        *
   Of counsel to and former partner
   in Payne, Wood & Littlejohn,
   general counsel to the Bank.

John P. Nicholson                                     74       1975             2002             74,970        *
   Chairman of Nicholson &
   Galloway, a Long Island, New
   York construction firm
   specializing in roofing
   construction.  Mr. Nicholson also
   serves as an Advisory Director of
   The Bank of New York, Long
   Island Division.

CONTINUING DIRECTORS

Joseph L. Mancino                                     61       1991             2001            403,426        *
   Vice Chairman of the Board
   commencing in 1999, President and
   Chief Executive Officer, and former
   Chairman of the Board, of the
   Company since 1996; Chairman of
   the Board, President and Chief
   Executive Officer of the Bank since
   1993.  Mr. Mancino also serves as a
   Director of the Institutional
   Investors Mutual Fund, a diversified
   open end mutual fund, the
   Community Bankers Association of
   New York State and the Savings
   Bank Life Insurance Fund.  Mr.
   Mancino has been a Trustee of
   Long Island University since 1997.
   He has been a member of the
   Nassau-Suffolk Advisory Board of
   Helen Keller Services For The
   Blind-Long Island Division since

                                                                                           Amount and
                                                                                             Nature        Ownership
Name and Principal                                                       Expiration      of Beneficial        as a
Occupation at Present                                      Director      of Term as        Ownership         Percent
and for Past Five Years                              Age   Since(1)       Director     (2)(3)(4)(5)(6)(7)   of Class(8)
-----------------------                              ---   --------      -----------   ------------------   ---------


   1984 and has been a member of the
   Board of Trustees of the National
   Chapter since November 1990.
   Since 1995, he has been a member
   of the Board of Directors and
   Treasurer of the Interfaith Nutrition
   Network (Inn), a Long Island, New
   York food services charity, and
   since 1993 he has been a member of
   the Board of Trustees of the T. R.
   Council of the Boy Scouts of
   America.

John M. Tsimbinos                                     61       1999             2001           2,462,739            3.2
   Chairman of the Board of the
   Company and Vice Chairman of the
   Board of the Bank commencing in
   1999.  Until the Company's
   acquisition of T R Financial Corp.
   in February 1999, Mr. Tsimbinos had
   been the Chairman of the Board and
   Chief Executive Officer of Roosevelt
   Savings Bank since 1992. He also
   served as the Chairman of the
   Board and Chief Executive Officer
   of T R Financial Corp. since its
   inception in 1993.  He serves on
   various committees of the
   Community Bankers Association of
   New York State.  Mr. Tsimbinos is
   a Director of Institutional Investors
   Capital Appreciation Fund, Inc. He
   also serves on the board of Golden
   Eagle Sales Corp., a wholly owned
   subsidiary of Columbian Mutual
   Life Insurance Company, and the
   Advisory Board of the
   Neighborhood Housing Services of
   New York City, Inc.  Mr.
   Tsimbinos is a former director and
   Vice Chairman of the Federal Home
   Loan Bank of New York and a
   former Chairman of its Executive
   Committee.

James E. Swiggett                                     67       1980             2001             105,630       *
   Retired Chairman of the Board,
   President and Chief Executive
   Officer of Kollmorgen Corp., a
   diversified technology
   manufacturing company.

                                                                                       Amount and Nature    Ownership
Name and Principal                                                       Expiration      of Beneficial        as a
Occupation at Present                                      Director      of Term as        Ownership         Percent
and for Past Five Years                              Age   Since(1)       Director     (2)(3)(4)(5)(6)(7)   of Class(8)
-----------------------                              ---   --------      -----------   ------------------   ---------
Robert G. Freese                                      69       1988             2001              54,664       *
   Retired Vice Chairman and Chief
   Financial Officer of Grumman
   Corporation, a defense contractor.

A. Gordon Nutt                                        64       1999             2001             673,045       *
   Executive Vice President and
   Special Transition Officer of the
   Company and the Bank.  Until the
   Company's acquisition of T R
   Financial Corp. in February 1999,
   Mr. Nutt had been President and
   Chief Administrative Officer of
   Roosevelt Savings Bank since 1992,
   a Director of Roosevelt Savings
   Bank since 1991, and President,
   Chief Administrative Officer and a
   Director of T R Financial Corp.
   since 1993.

Thomas J. Calabrese, Jr.                              57       1994             2000              51,177       *
   Vice President, Daniel Gale
   Agency, Inc.; retired Managing
   Director - Human Resources,
   NYNEX Corporation, a
   telecommunications firm.

Spiros J. Voutsinas                                   65       1999             2000             175,483       *
   Until the Company's acquisition
   of T R Financial Corp. in February
   1999, Mr. Voutsinas was a
   Director of Roosevelt Savings
   Bank since 1992 and a Director of
   T R Financial Corp. since 1993.
   Mr. Voutsinas is President of
   Omega Capital, Inc., a real estate
   development and syndication firm,
   and a general partner of Omega
   Partners LP, a money management
   firm specializing in bank stocks.
   He is a member of the board of the
   Hellenic American Chamber of
   Commerce.  Mr. Voutsinas retired
   in 1988 as an executive vice
   president and director of a major
   New York savings institution with
   over 28 years of experience in the
   banking industry.

                                                                                       Amount and Nature    Ownership
Name and Principal                                                       Expiration      of Beneficial        as a
Occupation at Present                                      Director      of Term as        Ownership         Percent
and for Past Five Years                              Age   Since(1)       Director     (2)(3)(4)(5)(6)(7)   of Class(8)
-----------------------                              ---   --------      -----------   ------------------   ---------

Leonard Genovese                                      64       1999             2000             150,061       *
   Until the Company's acquisition
   of T R Financial Corp. in
   February 1999, Mr. Genovese was
   a Director of Roosevelt Savings
   Bank since 1992 and a Director of
   T R Financial Corp. since 1993.
   Mr. Genovese also served as
   President and Chief Executive
   Officer of Genovese Drug Stores,
   Inc.  He is a board member of St.
   Christopher-Ottilie Services for
   Children and Families, the
   National Association of Chain
   Drug Stores, Kellwood Company,
   AID Auto Stores, The Stephan
   Company and the National Center
   for Disability Services.

Dr. Edwin W. Martin, Jr.                              67       1994             2000              53,063       *
   President Emeritus and a Director
   of the National Center for
   Disability Services, a non-profit
   education, rehabilitation and
   research corporation since 1994.
   Prior to 1994, Dr. Martin was
   President and Chief Executive
   Officer of the National Center for
   Disability Services.  Dr. Martin is
   currently a Director of National
   Captioning Institute, a non-profit
   agency, a Director of Interboro
   Mutual Indemnity Insurance
   Company, an insurance company,
   and a Director of Pall Corp., a
   manufacturer of industrial filters.

Richard C. Webel                                      47       1995             2000              56,677       *
   Managing Director, Innocenti &
   Webel, an architectural firm.  Mr.
   Webel is also President of Webel
   Corporation, a strategic planning
   company, and PlantAmerica, LLC,
   a software development
   corporation.  Mr. Webel also
   serves as a general partner of
   Roundbush Associates, a real
   estate development partnership.


                                                                                       Amount and Nature    Ownership
Name and Principal                                                       Expiration      of Beneficial        as a
Occupation at Present                                      Director      of Term as        Ownership         Percent
and for Past Five Years                              Age   Since(1)       Director     (2)(3)(4)(5)(6)(7)   of Class(8)
-----------------------                              ---   --------      -----------   ------------------   ---------

NAMED EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

Michael P. Puorro                                     39         --               --             130,965       *
   Treasurer and Chief Financial
   Officer of the Company since
   1996; Executive Vice President
   and Chief Financial Officer of the
   Bank commencing in 1999.  Mr.
   Puorro was a Senior Vice President
   and Chief Financial Officer of the
   Bank from 1996 until 1999.  From
   1994 until 1996, he was Vice
   President and Chief Financial
   Officer of the Bank and before
   1994 was Vice President and
   Treasurer of the Bank.  Mr. Puorro
   has been employed by the Bank
   since 1992.

John L. Klag                                          41         --               --             120,716       *
   Executive Vice President and
   Investment Officer of the Bank
   commencing in 1999.  Mr. Klag
   was Senior Vice President and
   Investment Officer of the Bank
   from 1996 until 1999.  Before
   1996, he was Vice President and
   Investment Officer of the Bank.
   Mr. Klag has been employed by
   the Bank since 1993.

Arthur W. Toohig                                      56         --               --            132,946        *
   Senior Vice President and Human
   Resources Officer of the Bank
   since 1992.  Mr. Toohig retired
   from the Bank, effective January
   31, 1999.

Directors and executive officers as a                 --         --               --    5,412,142(5)(6)        7.04
group (24 persons)
----------------------

*      Represents less than 1.0% of the Company's voting securities.
(1)    Includes years of service as a Director of the Bank.
(2) The figures shown include unvested shares awarded under the Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan, as follows: Mr. Swiggett, 27,331 shares; Mr. Freese, 27,331 shares; Mr. Calabrese, 25,341 shares; Dr. Martin, 25,341 shares; Mr. Webel, 25,341 shares; Mr. McCuaig, 27,480 shares; and Mr. Nicholson, 27,480 shares. Such awards will vest each year on September 2. All such shares will have fully vested on September 2, 2003. Each participant has voting, but not dispositive, power as to these shares.
(3) The figures shown include unvested shares awarded under the 1997 Stock-Based Incentive Plan as follows: Mr. Mancino, 145,454 shares; Mr. Bransfield, 80,910 shares; Mr. Puorro, 50,000 shares; Mr. Toohig, 50,000 shares; and Mr. Klag, 50,000 shares. Such awards will vest each year on September 2. All such awards will have become fully vested on September 2, 2003. The figures shown also include shares awarded under the Stock-Based Incentive Plan (other than as reflected above) as follows, and which vest based upon the achievement of certain specified performance objectives, but in no event later than on September 2, 2002: Mr. Mancino, 30,000 shares; Mr. Bransfield, 13,333 shares; Mr. Puorro, 6,267 shares; Mr. Toohig, 6,267 shares; and Mr. Klag, 6,267 shares.

(4) The figures shown include shares in which individuals have a right to acquire beneficial ownership by the exercise of stock options, within 60 days of March 30, 1999, pursuant to the 1997 Stock-Based Incentive Plan (and, in the case of Messrs. Tsimbinos, Nutt, Voutsinas, Genovese and Ms. Clancy, the T R Financial Corp. 1993 Incentive Stock Option Plan or the
       T R Financial Corp. 1993 Stock Option Plan for Outside Directors) as follows: Mr. Mancino, 118,917 shares; Mr. Bransfield, 64,572 shares; Mr. Puorro, 38,189 shares; Mr. Klag, 38,189 shares; Mr. Toohig, 38,189 shares; Mr. Tsimbinos, 1,032,847 shares; Mr. Nutt, 399,033 shares; Ms. Clancy, 93,214 shares; Mr. Voutsinas, 9,840 shares; and Mr. Genovese, 98,749 shares; and all directors and executive officers, as a group, 2,168,259 shares.
(5) The figures shown include shares held in trust pursuant to The Roslyn Savings Bank Employee Stock Ownership Plan (the "Roslyn ESOP") (and, in the cases of Messrs. Tsimbinos and Nutt, the T R Financial Corp. Employee Stock Ownership Plan and Trust formerly sponsored by T R Financial Corp.) that have been allocated, as of December 31, 1998, to individual accounts as follows: Mr. Mancino, 2,885 shares; Mr. Bransfield, 2,662 shares; Mr. Puorro, 2,581 shares; Mr. Klag, 2,439 shares; Mr. Toohig, 2,720 shares; Mr. Tsimbinos, 43,343 shares; Mr. Nutt, 43,343 shares; and all directors and executive officers, as a group, 104,885 shares. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares. The figures shown do not include 3,313,436 shares held in trust pursuant to the Roslyn ESOP that have not been allocated to any individual's account and as to which the members of the Roslyn ESOP Committee (consisting of Mr. Mancino, Mr. Klag, Mr. Puorro and Mary Ellen McKinley, the Bank's Human Resources Officer) may be deemed to share investment power, thereby causing each such person to be deemed a beneficial owner of such shares. Each of the members of the Roslyn ESOP Committee and the participants included in the table disclaims beneficial ownership of the unallocated shares in the Roslyn ESOP. The Personnel Committee of the Bank (the "Personnel Committee") (consisting of Mr. Calabrese, Mr. Freese, Dr. Martin, Mr. Nicholson and Mr. Swiggett, all of whom are outside directors) supervises, and must approve the decisions of, the Roslyn ESOP Committee with respect to its decisions that relate to the Roslyn ESOP, including any proposed amendment to the Roslyn ESOP and any proposed change in the trustees or other fiduciaries of the Roslyn ESOP. Each of the members of the Personnel Committee disclaims beneficial ownership of the unallocated shares in the Roslyn ESOP.
(6) The figures shown include shares held in the trust of the Roslyn 401(k) Plan (and, in the cases of Messrs. Tsimbinos and Nutt, the 401(k) plan formerly sponsored by Roosevelt Savings Bank), as to which each person identified has shared voting and investment power as follows: Mr. Mancino, 27,872 shares; Mr. Bransfield, 3,974 shares; Mr. Puorro, 8,530 shares; Mr. Klag, 2,788 shares; Mr. Toohig, 17,269 shares; Mr. Tsimbinos, 122,225 shares; Mr. Nutt, 59,737 shares; and all directors and executive officers, as a group, 256,024 shares.
(7) The figures shown include shares over which individuals share voting and investment power (other than as disclosed in Notes 4 and 5, above), as follows: Mr. Mancino, 29,539 shares; Mr. Swiggett, 3,000 shares; Mr. Calabrese, 100 shares; Dr. Martin, 286 shares; Mr. McCuaig, 4,000 shares; Mr. Nicholson, 2,000 shares; Mr. Bransfield, 1,403 shares; Mr. Puorro, 100 shares; Mr. Klag, 2,900 shares; Mr. Toohig, 2,263 shares; Mr. Tsimbinos, 51,300 shares; Mr. Nutt, 10,000 shares; Mr. Voutsinas, 9,766 shares; and Ms. Clancy, 14,789 shares; and all executive officers and directors, as a group, 131,891 shares.
(8) Percentages with respect to each person or group of persons have been calculated on the basis of 76,929,145 shares of Roslyn common stock, the number of shares of Roslyn common stock outstanding and entitled to vote as of March 30, 1999, plus the number of shares of Roslyn common stock which such person or group of persons has the right to acquire within 60 days after the Record Date by the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year, its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements, except for Director Nicholson, who filed one late Form 4 due to an administrative error.

Meetings and Committees of the Boards of the Company and the Bank

     The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. During fiscal 1998, the Board of Directors of the Company held 16 meetings. All of the Directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such

Directors served during fiscal 1998. The Board of Directors of the Company maintains three committees. The nature and composition of these committees are described below.

     Audit Committee. The Audit Committee of the Company consists of Messrs. Freese, Swiggett, Nicholson and Webel, who are outside Directors. The Audit Committee reviews audit reports and management's actions regarding the implementation of audit findings and reviews compliance with all relevant laws and regulations. The Audit Committee of the Company performs the same functions as the Examining Committee of the Bank and consists of the same Directors. The Examining Committee met four times in fiscal 1998.

     Compensation Committee. The Compensation Committee of the Company consists of Messrs. Calabrese, Freese, Swiggett, Nicholson and Martin. The Compensation Committee establishes compensation and benefits for the executive officers and reviews the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company and the Bank. The Compensation Committee met six times in fiscal 1998. In making determinations concerning compensation for officers and other employees of the Company and the Bank, the Compensation Committee consults with the Personnel Committee of the Bank, which consists of the same Directors who are members of the Compensation Committee.

     Nominating Committee. The Nominating Committee of the Company recommends persons to fill vacancies on the Board of Directors and reviews the structure and operation of the Board of Directors. The Nominating Committee currently consists of Messrs. Calabrese, McCuaig, Mancino, Martin, Swiggett and Tsimbinos. The Nominating Committee met one time in fiscal 1998.

Directors' Compensation

     Directors' Fees. Directors of the Company receive fees of $1,700 per Board meeting attended and $800 per committee meeting attended, unless such meetings are held consecutively with Board or committee meetings of the Bank, in which case the Directors of the Company receive no fees. Directors of the Bank also receive fees of $1,700 per Board meeting attended and $800 per committee meeting attended. Members of the Advisory Board, which is comprised of the members of the T R Financial Corp. Board of Directors who did not become Directors of the Company or the Bank, will receive an annual retainer fee equal to the estimated average fees payable during the year (including annual or retainer fees and fees for attending Board or committee meetings) to a member of the Board of Directors. The function of the Advisory Board is to advise the Company with respect to deposit and lending activities in T R Financial Corp.'s former market area and to maintain and develop customer relationships.

     Stock-Based Incentive Plan. On September 2, 1997, each outside Director of the Company and Bank was granted 25,000 shares of restricted stock ("Stock Awards") and Non-Statutory Stock Options, as defined on page 24 of this document, to purchase 62,500 shares of common stock (with limited rights), (collectively, the "1997 Directors' Awards") under the Company's 1997 Stock-

Based Incentive Plan. The 1997 Directors' Awards began vesting in five equal annual installments on September 2, 1998. In addition, on February 19, 1998, each outside Director of the Company and the Bank (as of September 1, 1997) was granted Non-Statutory Stock Options to purchase 37,500 shares of common stock (with limited rights) and Stock Awards (collectively, the "1998 Directors' Awards"). The 1998 Directors' Awards began vesting in five equal annual installments on February 19, 1999. The limited rights provide, in the event of a change in control, a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of common stock subject to the option on the date of exercise, less any applicable tax withholding. The Non-Statutory Stock Option awards have exercise prices of $22.50 (with respect to 1997 Directors' Awards) and $22.00 (with respect to 1998 Directors' Awards). All options granted under the Company's 1997 Stock-Based Incentive Plan expire 10 years from the date of grant. In the event an outside Director ceases service due to death or disability, all awards granted to the Director under the Plan will immediately vest or become exercisable and remain exercisable for a period of three years.

Executive Compensation

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee Report on Executive Compensation. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Chief Executive Officer and other executive officers of the Company and the Bank for the year ended December 31, 1998. Recommendations regarding all of the components of the compensation paid to executive officers of the Company and the Bank are made by the Compensation Committee of the Company's Board of Directors and the Personnel Committee of the Bank's Board of Directors, respectively, and are approved by the appropriate Board. The Board of Directors did not reject or modify in any material way any of the recommendations of the Committee during fiscal 1998. Each member of the Committee is a non-employee Director.

     A description of the policies and procedures that were utilized to determine executive compensation levels for fiscal 1998 follows.

     For 1998, the Committee operated under a policy to structure executive compensation in a manner intended to limit the likelihood that current compensation would exceed the limits for deductibility prescribed by Section 162(m) of the Internal Revenue Code, as amended (the "Code"). This policy will continue to be operative for 1999; however, the Compensation Committee retains discretion to make future exceptions to this policy, and in determining whether to do so, the Compensation Committee may consider a number of factors, including the Company and the Bank's tax position, the materiality of amounts likely to be involved and any potential ramifications of the loss of flexibility to respond to unforeseeable changes in circumstances.

     Compensation Policies and Procedures. The Compensation Committee is responsible for reviewing management's recommendations for compensation and benefits for officers and employees, including officers and employees of the Bank. It is the responsibility of the Committee to recommend to the full Board of Directors the amount and composition of executive compensation paid to the executive officers, including the President and Chief Executive Officer. It is the responsibility of the Board of Directors to review and consider such compensation recommendations of the Committee.

     Management is faced continually with competitive and economic challenges. The Committee believes that, if the Company is to be successful, its compensation programs must be structured to attract and retain the highest quality employees available. The Company's executive compensation programs are intended to provide incentives that will reward managers for achieving superior levels of performance which strengthen the Company and enhance stockholder value.

     The Committee annually reviews and evaluates base salary and annual bonuses for all executive officers, and in conducting such reviews places primary consideration upon the recommendations by the President and Chief Executive Officer, along with the rationale for such recommendations, with the exception of the compensation review of the President and Chief Executive Officer. The President and Chief Executive Officer does not participate in the Committee's decision as to his compensation package.

     In establishing individual compensation levels, the Committee considers the Company's overall objectives and performance, peer group comparisons and individual performance. No precise numerical formula is used to determine an executive's salary. The Company's overall performance, and the achievement of financial and business objectives are considered. Increases in compensation are recommended based on strong individual performance in relationship to Company and individual goals.

     To determine executive salary levels that are within appropriate market norms, the Committee examines and takes into account applicable compensation levels among a representative peer group of financial services institutions in the regional and local markets. For 1998, the Company relied on, among other things, a compensation survey (the "KPMG Survey") prepared by KPMG LLP ("KPMG") of compensation levels for officers and employees at other similarly situated financial services institutions operating in the State of New York, including the Metropolitan New York City area. KPMG compared both base and total cash compensation levels, taking into account the relative size and financial performance of the representative companies and the level and scope of responsibility of the various employee positions in comparison to the Company. KPMG concluded that the compensation levels for executive officers of the Company generally were below those of the representative peer group executive officers.

     To achieve compensation objectives established by the Committee, the Company's executive compensation program consists of two main elements, base salary and bonus, which comprise annual compensation. In addition, executive officers participate in other benefit plans available to all employees, including the retirement plan, the Roslyn ESOP, the 1997 Stock-Based Incentive Plan and the Roslyn 401(k) Plan, and may be selected to participate in supplemental benefit plans.

     Base Salaries. Salaries recommended by the Committee are intended to be consistent and competitive with the practices of comparable financial services institutions and each executive's level of responsibility. The Committee generally utilizes internal and/or external surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by comparable peer institutions. Adjustments also reflect the performance of the executive and any increased responsibility assumed by the executive.

     In February 1998, the Committee recommended increases in base compensation for all officers of the Company and the Bank. This decision was based in part on the KPMG Survey, which included an analysis of executive officer compensation for a group of peer institutions, including institutions from within the Company's primary market areas, and the financial performance of such institutions in comparison to the Company. KPMG concluded that the base salaries paid to officers by the Company and the Bank were generally below those of the peer group officers. After a thorough discussion, the Boards of Directors of the Company and the Bank determined in March 1998, to increase the base salaries of the officers of the Company and the Bank, including each Named Executive Officer, by an average of 5% effective April 1, 1998. The Boards of Directors determined that such increase was necessary and appropriate to make the Company's and the Bank's employees' compensation levels more compatible with the levels paid to officers of similarly situated peer financial institutions and their respective holding companies.

     Bonus. For fiscal year 1998, the Company did not maintain a structured cash bonus plan, however, the Personnel Committee did deem it appropriate to pay a discretionary cash bonus. In July 1998, the Boards of Directors of the Company and the Bank, based on the recommendations of the Personnel Committee, approved the payment of a 20% cash bonus for all employees of the Bank (except the Chief Executive Officer, Executive Vice President and six Senior Vice Presidents of the Bank) hired prior to February 1, 1998, with a lesser amount to be paid to employees hired between February 1, 1998 and June 30, 1998, and no bonus for those hired after June 30, 1998. The Boards also approved the Personnel Committee's recommendations for payment of a discretionary cash bonus to the Chief Executive Officer, Executive Vice President and six Senior Vice Presidents of the Bank, based on the overall performance of the Bank in certain categories measured by the Company, including earnings, interest expense and expense ratios, among others. The Bank's earnings exceeded that of the Bank's peer group financial institutions. The amount of each respective cash bonus was based on a percentage of the eligible officer's salary, 50%, 40% and 35% for the Chief Executive Officer, Executive Vice President and Senior Vice Presidents, respectively. Based on information provided to the Boards by KPMG, it was determined that these incentive bonuses were less than the market median for the Bank's peer group, including 21% less in the case of the cash bonus paid to the Chief Executive Officer.

     Pursuant to the 1997 Stock-Based Incentive Plan of the Company, certain of the awards granted to the Named Executive Officers thereunder vested in May 1998 based on the achievement of goals set forth under the plan.

     Chief Executive Officer Compensation. The compensation of the Chief Executive Officer during 1998 consisted of the same elements as for other senior executives, including base salary and bonus. The Compensation Committee set Mr. Mancino's base salary at $520,000 effective April 1, 1998. This represents an increase of $20,000, or 4%, over his 1997 base salary. In establishing his base salary, the Committee reviewed Mr. Mancino's performance for the prior year and also considered the Company's financial and business performance, including net income and profitability, as well as the total cash compensation paid to chief executive officers of similarly situated peer financial institutions as reflected in the KPMG Survey. The Committee did not assign weights or ranking to factors regarding this performance, but instead made subjective determinations based on consideration of all related factors in the Company's business performance.

     As noted above, Mr. Mancino was also paid a discretionary cash bonus of $260,000 for fiscal 1998. The Committee, in determining an appropriate 1998 bonus for Mr. Mancino, considered his leadership of the Company and the continued success of the Bank, as demonstrated by, among other things, continued strong earnings. The bonus paid to Mr. Mancino was made in accordance and consistent with the KPMG Survey and KPMG's recommendations in view of bonus compensation paid to chief executive officers of similarly situated peer financial institutions.


                           The Compensation Committee

                            Thomas J. Calabrese, Jr.
                                Robert G. Freese
                            Dr. Edwin W. Martin, Jr.
                               John P. Nicholson
                               James E. Swiggett

     Stock Performance Graph. The following graph shows a comparison of total stockholder return on the Company's common stock, based on the market price of the common stock with the cumulative total return of companies in The Nasdaq Market Index and the MG Index for Savings and Loans for the period beginning on January 13, 1997, the date Roslyn common stock began trading on the Nasdaq Stock Market, through December 31, 1998. The graph was derived from a very limited period of time, and, as a result, may not be indicative of possible future performance of the Company's common stock. The data was supplied by Media General Financial Services.

                           Comparative Total Returns
               Roslyn Bancorp, Inc., The Nasdaq Market Index and
                      The MG Index For Savings and Loans

                            [GRAPHIC APPEARS HERE]

                                                       Summary

                                           1/13/97     12/31/97     12/31/98
                                           -------     --------     --------
Roslyn Bancorp, Inc.                        100.00      232.50       221.11
Nasdaq Market Index                         100.00      122.67       172.52
MG Index For Savings and Loans              100.00      172.31       147.39

Notes:
  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
  D. The index level for all series is set at 100.000 on 1/13/97, the first day of trading for Roslyn Bancorp, Inc. common stock. For Roslyn Bancorp, Inc. the index commenced with the closing on the first day of trading for Roslyn Bancorp, Inc. common stock of $15.00 per share.

     Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for services rendered in all capacities during the years ended December 31, 1998, 1997 and 1996, to the Chief Executive Officer and the Named Executive Officers. Mr. Tsimbinos did not become Chairman of the Board of Directors of the Company until February 16, 1999. Therefore, his compensation is not included in this table. In addition, Mr. Toohig retired as an executive officer of the Company and the Bank as of January 31, 1999.



-----------------------------------------------------------------------------------------------------------------------------------

                                                                                             Long-Term
                                       Annual Compensation(1)                           Compensation Awards
                                      --------------------------------------     ---------------------------------------------------


                                                                   Other                            Securities
                                                                   Annual           Restricted      Underlying         All Other
Name and Principal                      Salary          Bonus   Compensation       Stock Awards    Options/SARs       Compensation
Positions                       Year     ($)             ($)          ($)(2)         ($)(3)            (#)(4)             ($)(5)
-----------------------------------------------------------------------------------------------------------------------------------

Joseph L. Mancino............   1998    $515,385     $260,000     $     --       $         --            --            $14,037
     Chairman of the Board      1997     497,692        2,500           --          5,273,519       518,545             86,438
      of Directors,             1996     403,846          404           --                 --            --             31,116
      President and Chief
      Executive Officer

John R. Bransfield, Jr.......   1998    $259,692     $104,800    $      --       $         --            --            $ 8,682
     Executive Vice             1997     258,462        1,500           --          2,816,459       288,841             52,036
      President and Senior      1996     173,015      144,000           --                 --            --             23,779
      Lending Officer

Michael P. Puorro............   1998    $151,538     $ 53,580    $     --        $         --            --            $   528
     Senior Vice President      1997     150,769          400          --           1,671,675       175,334             46,083
      and Chief Financial       1996     100,019       83,475          --                  --            --             16,082
      Officer

John L. Klag.................   1998    $141,431     $ 50,000    $     --          $       --            --            $   754
     Senior Vice President      1997     140,673          300          --           1,671,675       175,334             39,411
      and Investment Officer    1996     101,100       87,610          --                  --            --             16,268

Arthur W. Toohig.............   1998    $139,308     $ 49,000    $     --          $       --            --            $ 5,098
     Senior Vice President      1997     140,789           --          --           1,671,675       175,334             53,792
      and Human Resources       1996     101,992       86,580          --                  --            --             22,117
      Officer
-----------------------------------------------------------------------------------------------------------------------------------

(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer under the Bank's 401(k) Plan and the column titled "Bonus" consists of cash bonuses, attendance bonuses, loan referral bonuses and recruitment bonuses.
(2) For 1998, 1997 and 1996, there were no: (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(3) Includes Stock Awards granted under the Incentive Plan consisting of 181,818, 101,138, 62,500, 62,500 and 62,500 shares awarded to Messrs.
    Mancino, Bransfield, Puorro, Toohig and Klag, respectively, which began vesting in five equal annual installments on September 2, 1998 and 45,000, 20,000, 9,400, 9,400 and 9,400 shares awarded to Messrs. Mancino, Bransfield, Puorro, Toohig and Klag, respectively, which will vest not later than September 2, 2002, but may vest earlier based on the achievement of certain specified performance objectives. When shares become vested and are distributed, the recipients will also receive an amount equal to the accumulated cash and stock dividends with respect thereto, plus earnings thereon. As of December 31, 1998, the market value of the 226,818, 121,138, 71,900, 71,900 and 71,900 shares awarded to Messrs. Mancino, Bransfield, Puorro, Toohig and Klag was $3,772,261, $2,026,225, $1,209,741,
    $1,209,741 and $1,209,741, respectively, based on a closing stock price of $21.50.
(4) Includes options granted under the Incentive Plan. See "Proposal 2. Ratification of Certain Amendments to the Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan" for discussion of the terms of such options granted under the 1997 Stock-Based Incentive Plan.

(5) For 1998, such amounts include: (a) $9,828, $6,300, $528, $3,290, and $754 of imputed income from group term life insurance on behalf of Messrs. Mancino, Bransfield, Puorro, Toohig and Klag, respectively; and (b) $4,209, $2,382 and $1,808 of imputed income relating to the use of company automobiles by Messrs. Mancino, Bransfield and Toohig, respectively. Does not include the value of 1998 allocations under the Roslyn ESOP, which had not been determined as of the Record Date. For 1997, such amounts include $50,035, $42,639, $40,750, $37,452, and $43,984; and for 1996, include
    $11,500, $13,005, $13,005, $13,005, and $13,005 for Messrs. Mancino,
    Bransfield, Puorro, Klag, and Toohig, respectively, which represent the value of allocations made under the Roslyn ESOP.

Employment Agreements

       The Company and/or the Bank have entered into amended and restated employment agreements with Messrs. Mancino, Bransfield, Puorro and Klag, and two other senior officers (individually, the "Executive"), which became effective as of March 22, 1999, (the "Employment Agreements"). The Employment Agreements are intended to ensure that the Company's and the Bank's management base remains stable. The continued success of the Company and the Bank depends to a significant degree on the skills and competence of the senior officers.

     The Employment Agreements provide for five-year terms for each Executive. The terms of the Employment Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors or the Executive. The Employment Agreements provide that the Executive's base salary will be reviewed at least annually. The current base salaries under the Employment Agreements for Messrs. Mancino, Bransfield, Puorro and Klag are $572,000, $280,000, $197,000 and $187,000, respectively. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefit plans and other employee and fringe benefits applicable to executive personnel. The Employment Agreements provide for termination by the Bank or the Company for cause, as described in the Employment Agreements, at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Company and the Bank upon: (i) the failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) a reduction in the benefits and perquisites being provided to the Executive under the Employment Agreement; (v) liquidation or dissolution of the Company and the Bank; or (vi) a breach of the Employment Agreement by the Company and the Bank, the Executive or, in the event of the Executive's death, his beneficiary would be entitled to receive an amount equal to the remaining payments and benefits that the Executive would have earned during the remaining term of the Employment Agreement except as to the portion of regular medical insurance premiums which each Executive is required to pay under the Company Medical Benefits Plan, as amended. The Company and the Bank would also continue and pay for the Executive's life, health, dental and disability coverage for the remaining term of the Employment Agreement except as to the portion of regular medical insurance premiums which each Executive is required to pay pursuant to the Company Medical Benefits Plan. Upon the termination of the Executive, the Executive is subject to a one year non-competition agreement.

     Under the Employment Agreements, if voluntary or involuntary termination follows a change in control or acquisition of control of the Company and the Bank, the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the Employment Agreement, or (ii) five times the Executive's average annual compensation (as described in the Employment Agreements) for the preceding three taxable years. The Company and the Bank would also continue the Executive's life, health, and disability coverage for 60 months. Notwithstanding that both the Company and the Bank Employment Agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one Employment Agreement.

     Payments to the Executives under the Bank's Employment Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Employment Agreements with the Company would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executives pursuant to any dispute or question of interpretation relating to the Employment Agreements shall be paid by the Company or Bank, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Company and Bank shall indemnify the Executives to the fullest extent allowable under federal and Delaware law, respectively.

     Payments under the Company's Employment Agreements in the event of a change in control may constitute some portion of a "parachute payment" for federal income tax purposes, resulting in the possible payment of a federal excise tax. In such case, the Company is obligated to pay to the Executive an amount so as to enable the Executive to retain the payments he would have retained had he not been subject to such excise tax.


                       FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides certain information with respect to the number of shares of common stock represented by outstanding options held by the Named Executive Officers as of December 31, 1998.



                                         Number of Securities
                                        Underlying Unexercised
                                             Options/SARs
                                      at Fiscal Year-End (#)(1)
                                     ---------------------------

                                      Exercisable/Unexercisable
                                      -------------------------


Joseph L. Mancino.........                     518,545

John R. Bransfield, Jr....                     288,841

Arthur W. Toohig..........                     175,334

John L. Klag..............                     175,334

Michael P. Puorro.........                     175,334

------------------
(1) The exercise price of each option is the fair market value of the stock as of the date of grant, i.e., $22.50. The market value of Roslyn's common stock as of the Record Date was $17.063. The options consist of 404,545, 237,841, 151,934, 151,934 and 151,934 incentive and non-statutory stock options granted to Messrs. Mancino, Bransfield, Toohig, Klag and Puorro, respectively, which began vesting at an annual rate of 20% beginning September 2, 1998, and 114,000, 51,000, 23,400, 23,400 and 23,400 options granted to Messrs. Mancino, Bransfield, Toohig, Klag and Puorro, respectively, which began vesting in installments based upon the achievement of certain specified performance objectives, but in no event later than September 2, 2002. The options will expire 10 years from the date of grant.

     Retirement Plan. The Bank maintains a defined benefit plan ("Retirement Plan") for eligible employees. The Retirement Plan is intended to satisfy the requirements of Section 401(a) of the Code. Eligible employees generally begin participating in the Retirement Plan on the first day of the calendar month coincident with or next following the date on which they have attained age

21 and have completed at least one year of service with the Bank. All employees are eligible to participate in the Retirement Plan other than: (i) employees paid on an hourly-rate or contract basis; (ii) employees regularly employed outside the Bank's own offices in connection with the operation and maintenance of building and other property acquired through foreclosure or deed; and (iii) leased employees. Participants become vested in their benefits under the Retirement Plan upon completing five years of vesting service.

    The Retirement Plan provides for a monthly benefit to a participant upon retirement at or after the later of (i) attainment of age 65 or (ii) the fifth anniversary of initial participation in the Retirement Plan. The Retirement Plan also provides for a benefit upon the participant's death or early retirement. The annual normal retirement benefit for a participant under the Retirement Plan is (i) 2% of average annual earnings multiplied by years of credited service (up to a maximum of 30 years), plus (ii) 0.5% of average annual earnings multiplied by the participant's number of years and months of credited service in excess of 30 years. For purposes of the Retirement Plan, average annual earnings means the participant's average annual compensation (as defined in the Retirement Plan) during the 36 consecutive calendar months within the final 120 consecutive calendar months of the participant's credited service that yields the highest average. A participant is eligible to receive an early retirement benefit upon the completion of at least 10 consecutive years of vested service in the Retirement Plan and (i) attainment of age 60, or (ii) the sum of the participant's age and years of service equals at least 75. Benefits are generally paid in a straight life annuity for unmarried participants and in the form of a 50% joint and survivor annuity (with the spouse as designated beneficiary) for married participants. Other forms of benefit payments are available under the Retirement Plan.

     Benefit Restoration Plan. The Bank maintains a Benefit Restoration Plan (the "BRP"). The BRP is a non-qualified plan designed to permit certain employees to receive supplemental retirement income from the Bank. Participants in the BRP receive a benefit equal to the amount the participant would have received under the ESOP, 401(k) Plan and the Retirement Plan, but for limitations imposed on such benefits by certain provisions of the Code, including Sections 401(a)(17), 401(m), 401(k), 402(g) and 415 of the Code. The BRP is an unfunded plan, which provides participants only with a contractual right to obtain the benefits provided thereunder from the general assets of the Bank. For fiscal 1998, only Messrs. Mancino and Bransfield were eligible to participate in the BRP.

        ESTIMATED ANNUAL BENEFITS UNDER THE RETIREMENT PLAN AND THE BRP

     The following table sets forth the estimated annual benefits payable under the Retirement Plan upon a participant's retirement at age 65 for the year ended December 31, 1998, expressed in the form of a straight life annuity, and any related amounts payable under the BRP. The covered compensation under the Retirement Plan and BRP includes the base salary for participants and does not consider cash bonuses. The benefits listed in the table below for the Retirement Plan and BRP are not subject to a reduction for social security benefits or any other offset amount.

                                                              Years of Service

                       --------------------------------------------------------------------------------------------
Final Average
Compensation                15               20             25               30               35              40
------------           ---------         ---------       --------        --------          --------        --------
$50,000                 $ 15,000         $ 20,000        $ 25,000        $ 30,000          $ 31,250        $ 32,500
100,000                   30,000           40,000          50,000          60,000            62,500          65,000
125,000                   37,500           50,000          62,500          75,000            78,125          81,250
150,000                   45,000           60,000          75,000          90,000            93,750          97,500
175,000                   52,500           70,000          87,500         105,000           109,375         113,750
200,000                   60,000           80,000         100,000         120,000           125,000         130,000
225,000                   67,500           90,000         112,500         135,000           140,625         146,250
250,000                   75,000          100,000         125,000         150,000           156,250         162,500
300,000                   90,000          120,000         150,000         180,000           187,500         195,000
350,000                  105,000          140,000         175,000         210,000           218,750         227,500
400,000                  120,000          160,000         200,000         240,000           250,000         260,000
450,000                  135,000          180,000         225,000         270,000           281,250         292,500
500,000                  150,000          200,000         250,000         300,000           312,500         325,000
550,000                  165,000          220,000         275,000         330,000           343,750         357,500
600,000                  180,000          240,000         300,000         360,000           375,000         390,000


     The approximate years of service, as of December 31, 1998, for the Named Executive Officers are as follows:

                                                           Years of
                                                           Service
                                                           -------

                        Joseph L. Mancino                     38

                        Arthur W. Toohig                      22

                        Michael P. Puorro                      6

                        John L. Klag                           6

                        John R. Bransfield, Jr.                6


     Management Supplemental Executive Retirement Plan. The Bank sponsors a non-qualified Management Supplemental Executive Retirement Plan ("SERP") to provide certain officers and highly compensated employees with additional retirement benefits. The SERP benefit is intended to make up for benefits lost under the ESOP allocation procedures to participants who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant, the benefits under the SERP are determined by first: (i) projecting the number of shares that would have been allocated to the participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); and (ii) reducing the number determined by (a) the number of shares actually allocated to the participant's account under the ESOP; and (b), by multiplying the number of shares that represent the difference between such figures by the average fair market value of the common stock over the preceding five years. Benefits under the SERP vest in 20% annual increments over a five year period commencing as of the date of a participant's participation in the SERP. The vested portion of the SERP participant's benefits are payable upon the retirement of the participant.

Transactions With Certain Related Persons

     The Bank's policies do not permit the Bank to make loans to any of its Directors and executive officers. The Company intends that all transactions between the Company and its executive officers, Directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside Directors of the Company not having any interest in the transaction.



     During 1998, Victor McCuaig, one of the Company's Directors, was of counsel to the law firm of Payne, Wood & Littlejohn. Payne, Wood & Littlejohn furnished the Bank with certain legal services. The fees that were paid by the Bank for these legal services was $486,060.

                          PROPOSAL 2.  RATIFICATION OF
                 CERTAIN AMENDMENTS TO THE ROSLYN BANCORP, INC.
                        1997 STOCK-BASED INCENTIVE PLAN

     The Board of Directors presents for stockholder ratification the Amended and Restated Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan (the "Amended Stock-Based Incentive Plan"). Stockholders originally approved the 1997 Stock-Based Incentive Plan on July 22, 1997. The Board of Directors approved certain amendments to the 1997 Stock-Based Incentive Plan in March, 1999, and submits the Amended Stock-Based Incentive Plan to stockholders for ratification. The Amended Stock-Based Incentive Plan is attached as Annex A.

     The Company implemented the 1997 Stock-Based Incentive Plan primarily to attract, keep and motivate qualified individuals in key positions. The 1997 Stock-Based Incentive Plan provides officers, employees and outside Directors of the Company and its affiliates, including the Bank, an incentive to Contribute to the success of the Company by giving them an ownership interest in the Company. This incentive aligns the interests of management and stockholders and rewards employees for outstanding performance.

     The 1997 Stock-Based Incentive Plan allows the Company to grant Stock Awards and options to purchase the Company's common stock, as well as certain related rights. In addition, the 1997 Stock-Based Incentive Plan provides for performance-based stock option grants and restricted stock awards. All employees and all outside Directors of the Company and its affiliates, including the Bank, are eligible to receive awards under the 1997 Stock-Based Incentive Plan. A committee consisting of five members of the Board of Directors administers the 1997 Stock-Based Incentive Plan.

     The Board of Directors believes it is in the best interests of the Company and the Bank to amend the 1997 Stock-Based Incentive Plan to remove certain limitations contained in the plan. The effect of the amendments will be to provide for the acceleration of the vesting of awards upon a change in control, as such term is defined in the Amended Stock-Based Incentive Plan.

     As of December 31, 1998, the Company had granted options covering 4,185,393 shares of the Company's common stock under the 1997 Stock-Based Incentive Plan and options to purchase 1,744,198 shares remained available for future grants. As of December 31, 1998, the Company had granted restricted stock awards of 1,578,443 under the 1997 Stock-Based Incentive Plan and 165,755 shares of common stock remained available for future grants of restricted stock awards.

     Under generally accepted accounting principles, compensation expense is generally not recognized with respect to the award of stock options to Directors, officers and employees of the Company and its subsidiaries. However, the Financial Accounting Standards Board recently indicated that it would interpret current rules to require recognition of compensation expense with respect to awards made to non-employees, including non-employee Directors of the Company.

Summary of the 1997 Stock-Based Incentive Plan

     Types of Awards. The 1997 Stock-Based Incentive Plan authorizes the grant of awards to officers, employees and outside Directors in the form of: (i) options to purchase the Company's common stock intended to qualify as incentive stock options under Section 422 of the Code (options which afford tax benefits to the recipients upon compliance with certain conditions and which do not result in tax deductions to the Company), referred to as "Incentive Stock Options"; (ii) options that do not so qualify (options which do not afford income tax benefits to recipients, but which may provide tax deductions to the Company), referred to as "Non-Statutory Stock Options"; (iii) limited rights which are exercisable only upon a change in control of the Company or Bank;
(iv) Stock Awards; (v) Stock Appreciation Rights; and (vi) Performance Awards. Each type of award granted under the 1997 Stock-Based Incentive Plan may be subject to vesting requirements or other conditions imposed by the Committee.

     Number of Shares of Common Stock Available for Awards. The Company has reserved 4,364,246 shares of common stock for issuance under the 1997 Stock-Based Incentive Plan in connection with the exercise of options and 1,744,198 shares of common stock have been acquired by the 1997 Stock-Based Incentive Plan trust for Stock Awards under the 1997 Stock-Based Incentive Plan. Shares to be issued under the 1997 Stock-Based Incentive Plan may be either authorized but unissued shares, or reacquired shares held by the Company as treasury stock.
Any shares subject to an award which expires, is terminated unexercised (in the case of options) or forfeited will again be available for grant under the 1997 Stock-Based Incentive Plan.

     Stock Option Grants. The Committee has the discretion to award Incentive Stock Options or Non-Statutory Stock Options to employees, while only Non-Statutory Stock Options may be awarded to outside Directors. Pursuant to the 1997 Stock-Based Incentive Plan, the Committee has the authority to determine the dates and terms on which each option will become exercisable. The exercise price of an option may be paid in cash, common stock or a combination of cash and common stock, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or a combination of these methods as determined by the Committee.

     All options granted to employees will be qualified as Incentive Stock Options to the extent permitted under Section 422 of the Code. Incentive Stock Options, at the discretion of the Committee with the concurrence of the holder, may be converted into Non-Statutory Stock Options. The exercise price of all Incentive Stock Options must be 100% of the fair market value of the underlying common stock at the time of grant, except as provided below. In order to qualify as Incentive Stock Options under Section 422 of the Code, the option must be granted to an employee, the exercise price must not be less than 100% of the fair market value on the date of grant, the term of the option may not exceed 10 years from the date of grant, and no more than $100,000 of options may become exercisable or vest in any fiscal year. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying common stock on the date of grant.

     Each outside Director of the Company or its affiliates is eligible to receive Non-Statutory Stock Options to purchase shares of common stock. Additionally, officers and employees are eligible to receive Non-Statutory Stock Options under the 1997 Stock-Based Incentive Plan to the extent they are ineligible to receive Incentive Stock Options. The exercise price of each Non-Statutory Stock Option shall equal the fair market value of the common stock on the date the option is granted.

     Options may be exercised during periods before and after an optionee terminates employment, as the case may be, to the extent authorized by the Committee or specified in the 1997 Stock-Based Incentive Plan or option agreement. However, no option may be exercised after the tenth anniversary of the date the option was granted.

     Limited Rights. The 1997 Stock-Based Incentive Plan also provides the Committee with the ability to grant a limited right concurrently with any option. Limited rights are related to specific options granted and become exercisable only upon a change in control of the Company or the Bank. Upon exercise, the holder will be entitled to receive in lieu of purchasing the stock underlying the option, a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of common stock subject to the option on the date of exercise of the right less any applicable tax withholding.

     Stock Appreciation Rights. The 1997 Stock-Based Incentive Plan further provides the Committee with authority to grant Stock Appreciation Rights ("SARs") which entitle the holder to receive a payment, equal in value to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over the grant price of such SAR, as determined by the Committee.

     Stock Awards. The 1997 Stock-Based Incentive Plan provides for the grant of Stock Awards in the form of restricted shares of common stock that are subject to restrictions on transfer and ownership. Unless otherwise specified in the 1997 Stock-Based Incentive Plan, the Committee has discretion to determine the terms and conditions of each Stock Award. When Stock Awards are distributed in accordance with the 1997 Stock-Based Incentive Plan, the recipients will also receive amounts equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon minus any required tax withholding amounts. Prior to vesting, recipients of Stock Awards may direct the voting of shares of common stock granted to them and held in the 1997 Stock-Based Incentive Plan trust. Shares of common stock held by the 1997 Stock-Based Incentive Plan trust which have not been allocated or for which voting has not been directed are voted by the trustee in the same proportion as the awarded shares are voted in accordance with the directions given by all recipients of Stock Awards.

     Performance Awards. The 1997 Stock-Based Incentive Plan provides the Committee with the ability to condition or restrict the vesting or exercisability of any award upon the achievement of performance targets or goals as set forth under the 1997 Stock-Based Incentive Plan. Any award subject to such conditions or restrictions is considered to be a "Performance Award". Subject to the express provisions of the 1997 Stock-Based Incentive Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any Performance Award, including the amount of the award, or a formula for determining such, the performance criteria and level of achievement related to these criteria which determine the amount of the award granted, issued, retainable and/or vested, the period as to which performance shall be measured for determining achievement of performance (a "performance period"), the timing of delivery of any awards earned, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, in each case not inconsistent with the 1997 Stock-Based Incentive Plan, as may be determined from time to time by the Committee. The performance criteria upon which Performance Awards are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any Performance Award that is intended by the Committee to satisfy the requirements for "performance based compensation" under Code Section 162(m), the performance criteria shall be a measure based on one or more qualifying performance criteria. Notwithstanding satisfaction of any performance goals, the number of shares of common stock granted, issued, retainable and/or vested under a Performance Award may be adjusted by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, the Committee may not increase the amount earned upon satisfaction of any performance goal by any participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

     Nontransferability. Unless determined otherwise by the Committee, awards under the 1997 Stock-Based Incentive Plan shall not be transferable by the recipient other than by will or the laws of intestate succession or pursuant to a domestic relations order. With the consent of the Committee, a recipient may permit transferability or assignment for valid estate planning purposes of a Non-Statutory Stock Option as permitted under the Code or Rule 16b-3 under the Exchange Act and a participant may designate a person or his or her estate as beneficiary of any award to which the recipient would then be entitled, in the event of the death of the participant.

Certain Income Tax Consequences

     The following brief description of the tax consequences of awards granted under the 1997 Stock-Based Incentive Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

     Stock Options.   There are no federal income tax consequences either to the optionee or to the Company upon the grant of an Incentive Stock Option or a Non-Statutory Stock Option. On the exercise of an Incentive Stock Option during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includable in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an Incentive Stock Option within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

     On exercise of a Non-Statutory Stock Option, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. This disposition of shares acquired upon the exercise of a Non-Statutory Stock Option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

     Limited Rights.   In the case of limited rights, the holder would have to
include the amount paid to him upon the exercise of the limited right in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid.

     Stock Awards. A participant who has been granted Stock Awards under the 1997 Stock-Based Incentive Plan and does not make an election under Section 83(b) of the Code will not recognize taxable income at the time of the Stock Award grant. At the time any transfer or forfeiture restrictions applicable to the Stock Award lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of such common stock at such time over the amount paid therefor. Any dividend paid to the recipient on the restricted stock subject to the Stock Award at or prior to such time will be ordinary compensation income to the recipient and deductible as such by the Company.

     A recipient of a Stock Award who makes an election under Section 83(b) of the Code will recognize ordinary income at the time of the Stock Award and the Company will be entitled to a corresponding deduction equal to the fair market value of such stock at such time over the amount paid therefor. Any dividends subsequently paid to the recipient on the restricted stock subject to the Stock Award will be dividend income to the recipient and not deductible by the Company. If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to the recipient or the Company at the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse.

     Stock Appreciation Rights. In the case of SARs, the holder would have to include the amount paid to him upon the exercise of the SARs in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid.

Adjustments

     In the event of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, or in the event an extraordinary capital distribution is made, including the payment of an extraordinary dividend, the Committee may make such adjustments to previously granted awards, to prevent dilution, diminution or enlargement of the rights of the holder. All awards under the 1997 Stock-Based Incentive Plan shall be binding upon any successors or assigns of the Company.

Amendment of the 1997 Stock-Based Incentive Plan and Awards

     The 1997 Stock-Based Incentive Plan allows the Board to amend the 1997 Stock-Based Incentive Plan and awards without stockholder approval, unless such approval is required to comply with a tax law, Nasdaq Stock Market requirements or regulatory requirements. However, no amendment, modification or termination of an award may adversely affect the rights of a 1997 Stock-Based Incentive Plan participant under an outstanding award without written permission of the participant.

Stockholder Vote

     Stockholders are being requested to ratify all amendments to the 1997 Stock-Based Incentive Plan. If stockholders fail to ratify Proposal 2, the Amended Stock-Based Incentive Plan will remain in full force and effect at the discretion of the Company's Board. The affirmative vote of a majority of the votes cast by Roslyn Bancorp, Inc. stockholders at the Annual Meeting is required to ratify the Amended Stock-Based Incentive Plan.

     The Board of Directors Recommends That You Vote "FOR" the Amendments to the Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan.


                          PROPOSAL 3.  ADOPTION OF THE
                   ROSLYN BANCORP, INC. ANNUAL INCENTIVE PLAN

     On March 22, 1999, the Board of Directors approved the Roslyn Bancorp, Inc.
Annual Incentive Plan.   The Annual Incentive Plan is being submitted to
stockholders in response to Section 162(m) of the Code, in an effort to assure the deductibility to the Company of cash compensation to certain executive officers in amounts exceeding $1 million a year. The purpose of the Annual Incentive Plan is to provide performance incentives to each participant, who is or may be a "covered employee" within the meaning of Section 162(m) of the Code, while securing a tax deduction for those payments. The Board of Directors believes the Annual Incentive Plan will more closely align executive officer compensation with stockholder interests and provide additional incentives to executives in the long-term interest of the Company. Certain capitalized terms utilized in this discussion are defined in the Annual Incentive Plan, which is attached as Annex B.

Administration

     The Annual Incentive Plan is administered by a committee of the Board of Directors which is comprised solely of at least two "outside directors" as defined or interpreted for purposes of Section 162(m) of the Code. Unless otherwise determined by the Board of Directors, the Compensation Committee will be the committee under the Annual Incentive Plan. The Compensation Committee interprets and adopts the rules and regulations for carrying out the plan. Its duties include designating participants, individual award opportunities, and/or bonus pool award opportunities; designating and administering performance goals and other award terms and conditions; determining and certifying the bonus amounts earned for any award year; determining the effect on an award of termination of employment; and deciding whether, under what circumstances, and subject to what terms, bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Compensation Committee's election, as well as elective deferrals at the election of participants. The Compensation Committee has substantial discretion to make all other determinations related to bonus opportunities under the Annual Incentive Plan.

Eligible Persons and Participation

     The eligible persons under the Annual Incentive Plan are the officers and employees (including officers and employees who are also directors) of the Company and its subsidiaries and affiliates. Participants under the Annual Incentive Plan are senior executive or other key employees of the Company and its subsidiaries and affiliates selected by the Compensation Committee.

Performance Goals

     Prior to the ninetieth day of each fiscal year (or during subsequent periods permitted under the Annual Incentive Plan or applicable regulations), the Compensation Committee will set specific performance goals for each participant for the year. The performance goals are limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

     .    earnings per share
     .    core earnings per share
     .    net income
     .    core income
     .    operating income
     .    earnings before interest and taxes
     .    operating efficiency ratio
     .    return on equity
     .    cash return on equity
     .    return on assets
     .    net interest rate spread
     .    loan production volumes
     .    non-performing loans

     .    cash flow
     .    stock price
     .    total stockholder return
     . strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisition or divestitures
     . except in the case of a Covered Officer, any other performance criteria established by the Compensation Committee
     . any combination of the above, all of which are further defined in Annex B

     For each specific performance goal, a predetermined bonus amount can be earned by the participant upon achievement of the goal. Performance goals must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m). The Compensation Committee believes that the specific performance targets with respect to each business criterion constitute confidential business information, the disclosure of which could adversely affect the Company.

Maximum Payout

     Under the Annual Incentive Plan, the maximum payment opportunity to each Covered Officer for any award year may not exceed $1.5 million.

Payment of Awards

     All awards that are earned are to be paid in cash.

Other Terms/Conditions

     The Board of Directors, subject to its delegation of powers to the Compensation Committee, may at any time terminate, in whole or in part, or amend the Annual Incentive Plan, provided that, except as otherwise provided in the plan, no amendment or termination shall adversely affect the rights of any participant under any awards previously granted to or deferred by the participant. In the event of a termination of the plan, the Compensation Committee may in its sole discretion direct any remaining payments to participants in a lump sum or installments as the Committee shall prescribe with respect to each participant. Any amendment to the plan that would affect any Covered Officer must be approved by the Company's stockholders if required by and in accordance with Section 162(m) of the Code.

Stockholder Vote

     The affirmative vote of a majority of the votes cast by Roslyn Bancorp, Inc. stockholders at the Annual Meeting is required to adopt the Annual Incentive Plan.

     The Board of Directors Recommends That You Vote "FOR" Approval of the Roslyn Bancorp, Inc. Annual Incentive Plan.

                    PROPOSAL 4.  AMENDMENT TO THE COMPANY'S
                         CERTIFICATE OF INCORPORATION

     The Board of Directors has approved an amendment to the Company's Certificate of Incorporation to increase from 100,000,000 to 200,000,000 the number of authorized shares of Roslyn common stock.

     The Company currently is authorized to issue 100,000,000 shares of its common stock. As of the Record Date, 76,929,145 shares of common stock were issued, outstanding and entitled to vote. Of the remaining shares, 7,948,342 shares were reserved for issuance pursuant to the Company's Incentive Plan and the stock option plans of T R Financial Corp. assumed by the Company. As a result, there currently exists 15,122,513 shares of common stock available to Roslyn for future issuance, which means that the Company has a very limited ability to issue additional shares of common stock for corporate purposes.

     The amendment to the Certificate of Incorporation would increase the Company's authorized shares of common stock to 200,000,000 shares, which would mean that the Company would have 115,122,513 shares of common stock not currently reserved for issuance and available for future issuance. Such amount would be approximately 136% of the then outstanding or reserved for issuance shares. For comparison purposes, immediately following its initial public offering, the Company had authorized but unissued and unreserved shares of common stock equal to approximately 129% of its then outstanding shares of common stock.

     It is important the Company preserve its flexibility to issue additional shares of common stock. The Board believes that the authorization of additional shares of common stock is advisable to provide the Company with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes including, without limitation, the issuance of additional shares of common stock through stock splits and stock dividends in appropriate circumstances. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of common stock, except for the shares to be issued upon the exercise of the Company's stock options currently outstanding.

     Uncommitted authorized but unissued shares of common stock may be issued from time to time to such persons and for such consideration as the Board of Directors may determine. Holders of the then outstanding shares of common stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the Nasdaq Stock Market, as the case may be, and the judgment of the Board of Directors regarding the submission of such issuance to a vote of the Company's stockholders. The Company's stockholders have no preemptive rights to subscribe to newly issued shares.

     Morever, it is possible that additional shares of common stock would be issued under circumstances which would make the acquisition of a controlling interest in the Company more difficult, time-consuming, costly or otherwise discourage an attempt to acquire control of the Company. Under such circumstances the availability of authorized and unissued shares of common stock may make it more difficult for stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Board of Directors in opposing such an attempt by a third party to gain control of the Company or could also be used to dilute ownership of a person or entity seeking to obtain control of the Company. Although the Company does not currently contemplate taking such action, shares of common stock could be issued for the purposes and effects described above and the Board of Directors reserves its rights to issue such stock for such purposes.

     As described above, the Board of Directors believes that the proposed increase in the number of authorized shares of common stock will provide the flexibility needed to meet corporate objectives and is in the best interest of the Company and its stockholders.

Stockholder Vote

     The affirmative vote of a majority of the votes entitled to vote at the Annual Meeting is required to adopt the amendments to the Company's Certificate of Incorporation.

     The Board of Directors Recommends That You Vote "FOR" the Amendment to the Company's Certificate of Incorporation.


                   PROPOSAL 5.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1998 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 1999, subject to ratification of such appointment by the stockholders.

     Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted "FOR" ratification of the appointment of KPMG LLP as the independent auditors of the Company.

     The Board of Directors Recommends That You Vote "FOR" Ratification of the Appointment of KPMG LLP as the Independent Auditors of the Company.

                                 ADDITIONAL INFORMATION

Stockholder Proposals

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders, a stockholder proposal must be received by the Corporate Secretary of the Company at the address set forth on the first page of this Proxy Statement not later than December 10, 1999. Any such proposal will be subject to SEC Rule 14a-8.

Notice of Business to be Conducted at an Annual Meeting

     The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 90 days before the time originally fixed for such meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In order for the notice of a stockholder proposal for consideration at the Company's 2000 Annual Meeting of Stockholders to be timely, the Company would have to receive such notice no later than February 20, 2000 assuming the 2000 Annual Meeting is held on May 19, 2000 and that the Company provides at least 100 days' notice or public disclosure of the date of the meeting. The notice must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's common stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary.

Other Matters Which May Properly Come Before the Annual Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, please return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

                                         By Order of the Board of Directors


                                         R. Patrick Quinn
                                         Corporate Secretary

Roslyn, New York
April 16, 1999


         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED
       TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                         ANNEX A
                             AMENDED AND RESTATED
                             ROSLYN BANCORP, INC.
                        1997 STOCK-BASED INCENTIVE PLAN


1.     DEFINITIONS.
       -----------

          (a) "Affiliate" means any "subsidiary corporation" of the Holding Company, as such term is defined in Section 424(f) of the Code.

          (b) "Award" means, individually or collectively, a grant under the Plan of Non-statutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Limited Rights, and Stock Awards.

          (c) "Award Notice" means a document evidencing and setting forth the terms of an Award granted under the Plan, in such form as the Committee may, from time to time, approve.

          (d) "Bank" means The Roslyn Savings Bank, Roslyn, New York.

          (e) "Board of Directors" means the board of directors of the Holding Company.

          (f) "Change in Control" means a change in control of the Bank or Holding Company of a nature that (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act; (ii) results in a "change of control" or "acquisition of control" within the meaning of the regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency) found at 12 C.F.R. Part 574, as in effect on the date hereof; provided, however, that in applying the definition of change in control as set forth under such regulations the Board of Directors shall substitute its judgment for that of the OTS; or (iii) without limitation Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax-qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) a solicitation of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

          (g) "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "Committee" means the committee designated by the Board of Directors to administer the Plan pursuant to Section 2 of the Plan.

          (i) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share.

          (j) "Date of Grant" means the effective date of an Award.

          (k) "Disability" means any mental or physical condition with respect to which the Participant qualifies for and receives benefits for under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, "disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his duties or responsibilities to the Holding Company or Affiliate.

          (l) "Effective Date" means March 22, 1999.

          (m) "Employee" means any person employed by the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

          (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o) "Exercise Price" means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option.

          (p) "Extraordinary Dividend" means a distribution to stockholders by the Holding Company of earnings or stockholders' equity which: (i) exceeds net earnings for the period for which the distribution is paid or (ii) such distribution or any portion thereof will be treated by the stockholders receiving such distribution as a return of capital for federal income tax purposes.

          (q) "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

               (i) If the Common Stock was traded on the date in question on The
                   Nasdaq Stock Market then the Fair Market Value shall be equal to the last transaction price quoted for such date by The Nasdaq Stock Market;

               (ii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

               (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such
                                         -----------------------
determination shall be conclusive and binding on all persons.

          (r) "Holding Company" means Roslyn Bancorp, Inc.

          (s) "Incentive Stock Option" means an Option granted to a Participant pursuant to Section 7 of the Plan that is intended to meet the requirements of
Section 422 of the Code.

          (t) "Limited Right" means an Award granted to a Participant pursuant to Section 8 of the Plan.

          (u) "Non-statutory Stock Option" means a stock option granted to a Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

          (v) "Option" means an Incentive Stock Option or Non-statutory Stock Option.

          (w) "Outside Director" means a member of the Board of Directors of the Holding Company or an Affiliate, who is not also an Employee of the Holding Company or an Affiliate.

          (x) "Participant" means any person who holds an outstanding Award pursuant to the Plan.

          (y) "Performance Award" means an Award granted to a Participant pursuant to Section 11 of the Plan.

          (z) "Performance Goal" means an objective for the Holding Company or any Affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Award to become vested, earned or exercisable. Performance Goals applicable to Performance Awards are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code and shall be based on one or more of the following criteria:

               (i)    net income, as adjusted for non-recurring items
               (ii)   cash earnings
               (iii)  earnings per share
               (iv)   cash earnings per share
               (v)    return on equity
               (vi)   return on assets
               (vii)  assets
               (viii) stock price
               (ix)   total shareholder return
               (x)    capital
               (xi)   net interest income
               (xii)  market share
               (xiii) cost control or efficiency ratio
               (xiv)  asset growth

     (aa) "Plan" means the Amended and Restated Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plan.

     (bb) "Retirement" means a termination of employment (i) from the Holding Company or an Affiliate at an age and with employment service that would entitle the individual to a pension under The Retirement Plan of The Roslyn Savings Bank in RSI Retirement Trust if the individual were a participant in such Pension Plan or (ii) under circumstances designated as a Retirement by the Committee. "Retirement" with respect to an Outside Director means the termination of service from the Board of Directors of the Holding Company and any Affiliate following written notice to the Board of Directors of such Outside Director's intention to retire.

     (cc) "Stock Appreciation Right" means an Award granted to a Participant, alone or in connection with a related Option, pursuant to Section 10 of the Plan.

     (dd) "Stock Award" means an Award granted to a Participant pursuant to
Section 9 of the Plan.

     (ee) "Termination for Cause" shall mean, in the case of an Outside Director, removal from the Board of Directors or, in the case of an Employee, termination of employment, because of a material loss to the Holding Company or one of its Affiliates caused by the Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, as determined by the Board of Directors. No act, or failure to act, on a Participant's part shall be

"willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or an Affiliate.

     (ff) "Trust" means a trust established by the Board of Directors in connection with this Plan to hold Plan assets for the purposes set forth herein.

     (gg) "Trustee" means any person or entity approved by the Board of Directors to hold legal title to any of the Trust assets for the purposes set forth under the Plan.


2.     ADMINISTRATION.
       --------------

          (a) The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate who need not be disinterested and who may grant Awards and administer the Plan with respect to Employees and Outside Directors who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act.

          (b) The Committee shall (i) select the Employees and Outside Directors who are to receive Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

          (c) Each Award shall be evidenced by a written agreement ("Award Agreement") containing such provisions as may be approved by the Committee.
Each Award Notice shall constitute a binding contract between the Holding Company or an Affiliate and the Participant, and every Participant, upon acceptance of the Award Notice, shall be bound by the terms and restrictions of the Plan and the Award Notice. The terms of each Award Notice shall be in accordance with the Plan, but each Award Notice may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Award Notice (i) the type of Award granted (ii) the Exercise Price of an Option or Stock Appreciation Right, (iii) the number of shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee are hereby authorized to execute Award Notices on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards.

3.   TYPES OF AWARDS AND RELATED RIGHTS.
     -----------------------------------

     The following Awards may be granted under the Plan:

     (a)  Non-statutory Stock Options
     (b)  Incentive Stock Options
     (c)  Limited Rights
     (d)  Stock Awards
     (e)  Stock Appreciation Rights

4.   STOCK SUBJECT TO THE PLAN.
     -------------------------

  Subject to adjustment as provided in Section 17 hereof, the maximum number of shares reserved for Awards under the Plan is 6,109,994. Subject to adjustment as provided in Section 17 hereof, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options and Option-related Awards granted under the Plan is 4,364,246. Subject to adjustment as provided in
Section 17 hereof the maximum number of shares reserved for Stock Awards is 1,745,698. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Trust or the Holding Company, respectively. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Stock Awards or Options terminate, expire, or are forfeited without having been vested or exercised (in the case of Limited Rights, exercised for cash), new Awards may be made with respect to these shares.

5.   ELIGIBILITY.
     -----------

     Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or any Affiliate.

6.   NON-STATUTORY STOCK OPTIONS.
     ---------------------------

     The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Non-statutory Stock Options upon such terms and conditions as it may determine. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

          (a) Exercise Price. The Exercise Price of each Non-statutory Stock
              --------------
Option shall be determined by the Committee on the Date of Grant. Such Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Shares of Common Stock underlying a Non-statutory Stock Option may be purchased only upon full payment of the Exercise Price in a manner provided for in Section 14 of the Plan.

          (b) Terms of Non-statutory Stock Options. The term during which each
              ------------------------------------
Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than ten (10) years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable and any terms or conditions which must be satisfied prior to each Non-statutory Stock Option becoming exercisable. Any such terms or conditions shall be determined by the Committee as of the Date of Grant. The shares of Common Stock underlying each Non-statutory Stock Option installment may be purchased in whole or in part by the Participant at any time during the term of such Non-statutory Stock Option after such installment becomes exercisable.

          (c) Non-Transferability. Unless otherwise determined by the Committee
              -------------------
in accordance with this Section 6(c), Non-statutory Stock Options shall not be transferred, assigned, hypothecated, or disposed of in any manner by a Participant other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee, (b) a transfer for no consideration to: (i) any member of the Participant's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's Immediate Family, (iii) any partnership whose only partners are members of the Participant's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family, or (c) the Roslyn Savings Foundation. For purposes of this Section 6(c), "Immediate Family" includes, but is not necessarily limited to, a Participant's parents, spouse, children, grandchildren and great-grandchildren. Nothing contained in this Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-statutory Stock Option or portion thereof, and approval to transfer or assign any Non-statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-statutory Stock Option or portion thereof. The transferee or assignee of any Non-statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any conditions proscribed by the Committee with respect to such Non-statutory Stock Option.

       (d)  Termination of Employment or Service or Change in Control.   Unless
            ---------------------------------------------------------
otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death, Retirement, Change in Control or Termination for Cause, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of three (3) months following termination. In the event of a Participant's Retirement, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of Retirement and remain exercisable for a period of three (3) years; provided however, that upon the Participant's Retirement, the Committee, in its discretion, may determine that (i) all unexercisable Non-statutory Stock Options held by the Participant as of that date shall become immediately exercisable and shall remain exercisable for a period of three (3) years or (ii) all unexercisable Non-statutory Stock Options shall continue to become exercisable in accordance with the Award Notice if the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as a director or advisory director. In the event of a Change in Control or, unless otherwise determined by the Committee, upon termination of a Participant's employment or service due to Disability or death, all Non-statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of three (3) years. Unless otherwise determined by the Committee in the event of a Termination for Cause, all rights under the Participant's Non-statutory Stock Options shall expire immediately upon such Termination for Cause.

     (e) Maximum Individual Award.  No individual Employee shall be granted an
         ------------------------
amount of Non-statutory Stock Options which exceeds 25% of all Options eligible to be granted under the Plan within any 60 month period and no individual Outside Director shall be granted an amount of Non-statutory Stock Options which exceeds 5% of all Options eligible to be granted under the Plan within any 60 month period.

7.   INCENTIVE STOCK OPTIONS.
     -----------------------

     The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an Employee. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

          (a) Exercise Price.  The Exercise Price of each Incentive Stock Option
              --------------
shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company ("10% owner"), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. Shares of Common Stock may be purchased only upon payment of the full Exercise Price in a manner provided for in Section 14 of the Plan.

          (b) Amounts of Incentive Stock Options. To the extent the aggregate
              ----------------------------------
Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

          (c) Terms of Incentive Stock Options.  The term during which each
              --------------------------------
Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the Date of Grant. If at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant. The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and any terms or conditions which must be satisfied prior to the Incentive Stock
Option becoming exercisable.   Any such terms or conditions shall be determined
by the Committee as of the Date of Grant. The shares of Common Stock underlying each Incentive Stock Option installment may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such installment becomes exercisable.

          (d) Transferability.  No Incentive Stock Option shall be transferable
              ---------------
except by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Employee to whom it is granted. The designation of a beneficiary does not constitute a transfer.

          (e) Termination of Employment or Change in Control. Unless otherwise
              ----------------------------------------------
determined by the Committee, upon the termination of an Employee's employment for any reason other than Disability, death, Retirement, Change in Control or Termination for Cause, the Employee's Incentive Stock Options shall be exercisable only as to those Incentive Stock Options that were immediately exercisable by the Employee at the date of termination and only for a period of three (3) months following such termination. In the event of an Employee's Retirement, the Employee's Incentive Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Employee at the date of Retirement and remain exercisable for a period of three (3) years; provided however, that upon the Employee's Retirement, the Committee, in its discretion, may determine that (i) all unexercisable Incentive Stock Options held by the Employee as of that date shall become immediately exercisable and shall remain exercisable for a period of three (3) years or (ii) all unexercisable Incentive Stock Options shall continue to become exercisable in accordance with the Award Notice if the Employee is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as a director or advisory director. In the event of a Change in Control or, unless otherwise determined by the Committee, upon termination of an Employee's employment for Disability or death, all unvested Incentive Stock Options held by such Employee shall immediately become exercisable and shall remain exercisable for three (3) years after such termination. Unless otherwise determined by the Committee, in the event of an Employee's Termination for Cause, all rights under such Employee's Incentive Stock Options shall expire immediately upon the effective date of such

Termination for Cause. Any Option which, by operation of this provision, does not meet the requirements of Section 422 of the Code, shall be considered a Non-statutory Stock Option.

          (f) Maximum Individual Award. No individual Employee shall be granted
              ------------------------
an amount of Incentive Stock Options which exceeds 25% of all Options eligible to be granted under the Plan within any 60 month period.

8.    LIMITED RIGHTS.
      --------------

     Simultaneously with the grant of any Option, the Committee may grant a Limited Right with respect to all or some of the shares of Common Stock covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

          (a) Terms of Rights. In no event shall a Limited Right be exercisable
          ---------------
in whole or in part before the expiration of six (6) months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control. The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option. Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable and shall be terminated. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

          (b) Payment. Upon exercise of a Limited Right, the holder shall
              -------
promptly receive from the Holding Company or an Affiliate an amount of cash equal to the difference between the Exercise Price of the underlying Option and the Fair Market Value of the Common Stock subject to such Option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.

9.    STOCK AWARDS.
      ------------

     The Committee may, subject to the limitations of the Plan, make Stock Awards which shall consist of the grant of some number of shares of Common Stock to a Participant. Stock Awards shall be made subject to the following terms and conditions:

     (a) Payment of the Stock Award.   Stock Awards may only be made in whole
         --------------------------
shares of Common Stock.   Stock Awards may only be granted from shares reserved
under the Plan and available for award at the time the Stock Award is made to the Participant.

     (b) Terms of the Stock Awards.  The Committee shall determine the dates on
         -------------------------
which Stock Awards granted to a Participant shall vest and any terms or conditions which must be satisfied prior to the vesting of any installment or
portion of the Stock Award.   Any such terms, or conditions shall be determined
by the Committee as of the Date of Grant.

     (c) Termination of Employment or Service or Change in Control.   Unless
         ---------------------------------------------------------
otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death, Retirement, Change in Control or Termination for Cause, the Participant's unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. In the event of a Participant's Retirement, the Participant's unvested Stock Awards as of the date of Retirement shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void; provided however, that upon the Participant's Retirement, the Committee, in its discretion, may determine that (i) all unvested Stock Awards held by the Participant as of that date shall become immediately vested or (ii) all unvested Stock Awards shall continue to vest in accordance with the Award Notice if the Participant is immediately engaged by the Holding Company or an Affiliate as a consultant or advisor or continues to serve the Holding Company or an Affiliate as a director
or advisory director.   In the event of a Change in Control or, unless otherwise
determined by the Committee in the event of a termination of the Participant's service due to Disability or death, all unvested Stock Awards held by such Participant shall immediately vest. Unless otherwise determined by the Committee, or in the event of the Participant's Termination for Cause, all unvested Stock Awards held by such Participant as of the effective date of such Termination for Cause shall be forfeited and any rights such Participant had to such unvested Stock Awards shall become null and void.

     (d) Non-Transferability.  Except to the extent permitted by the Code, the
         -------------------
rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

         (i) The recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

         (ii) Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

         (iii) If a recipient of a Stock Award is subject to the provisions of
               Section 16 of the Exchange Act, shares of Common Stock subject to such Stock Award may not, without the written consent of the Committee (which consent may be given in the Award Notice), be sold or otherwise disposed of within six (6) months following the date of grant of the Stock Award.

     (e) Accrual of Dividends.  Whenever shares of Common Stock underlying a
         --------------------
Stock Award are distributed to a Participant or beneficiary thereof under the Plan, such Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the date the relevant Stock Award was granted and the date the relevant Stock Award or installment thereof is issued. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any dividends paid out on the shares related to the Stock Award.

     (f) Voting of Stock Awards.  After a Stock Award has been granted but for
         -----------------------
which the shares covered by such Stock Award have not yet been vested, earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to vote or to direct the Trustee to vote, as the case may be, such shares of Common Stock which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose and in a manner consistent with the Trust agreement.

     (g) Maximum Individual Award.  No individual Employee shall be granted an
         ------------------------
amount of Stock Awards which exceeds 25% of all Stock Awards eligible to be granted under the Plan within any 60 month period and no individual Outside Director shall be granted an amount of Stock Awards which exceeds 5% of all Stock Awards eligible to be granted under the Plan within any 60 month period.

10.  STOCK APPRECIATION RIGHTS
     -------------------------

     The Committee may, subject to the limitation of the Plan, grant a Stock Appreciation Right ("SAR") to any Participant. A Stock Appreciation Right shall entitle the Participant to the right to receive a payment, equal in value to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the grant price of such SAR, which shall not be less than 100% of the Fair Market Value on the Date of Grant of such SAR, as determined by the Committee, provided that, in the case of a SAR granted retroactively in tandem with or as substitution for another award granted under any plan of the Company or an Affiliate, the grant price may be the same as the exercise or designated price of such other award.

     (a) Maximum Individual Award.  No individual Employee or Outside Director
         ------------------------
shall be granted a number of Stock Appreciation Rights which exceeds the maximum number of Options such individual may be granted under the Plan, pursuant to
Section 6(e) hereof, within any 60 month period.

11.  PERFORMANCE AWARDS
     ------------------

     (a) The Committee may determine to make any award under the Plan a Performance Award by making such Award contingent upon the achievement of a Performance Goal or any combination of Performance Goals. Each Performance Award shall be evidenced in the Award Notice, which shall set forth the Performance Goals applicable to the Award, the maximum amounts payable and such other terms and conditions as are applicable to the Performance

Award. Each Performance Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code.

     (b) Any Performance Award shall be made not later than 90 days after the start of the period for which the Performance Award relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a year the amount of a Performance Award that would otherwise be payable upon achievement of the Performance Goals but may reduce or eliminate the payments as provided for in the Award Notice.

     (c) Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     (d) A Participant who receives a Performance Award payable in Common Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Award Notice. The Common Stock may be issued without cash consideration.

     (e) A Participant's interest in a Performance Award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

     (f) No Award or portion thereof that is subject to the attainment or satisfaction of a condition or Performance Goal shall be distributed or considered to be earned or vested until the Committee certifies in writing that the conditions or Performance Goal to which the distribution, earning or vesting of such Award is subject has been achieved.

12.  DEFERRED PAYMENTS
     -----------------

     Notwithstanding any other provision of this Plan, any Participant may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the delivery of the proceeds of the exercise of any Non-statutory Stock Option not transferred under the provisions of Section 6(c), Stock Appreciation Rights, and Stock Awards.

     (a) Election Timing.  The election to defer the delivery of the proceeds
         ---------------
from any eligible Non-statutory Stock Option or Stock Appreciation Right must be made at least six (6) months prior to the date such Award is exercised or at such other time as the Committee may specify. The election to defer the delivery of any Stock Award must be made no later than the last day of the calendar year preceding the calendar year in which the Participant would otherwise have an unrestricted right to receive such Award. Deferrals of eligible Awards shall only be allowed for exercises of Options and lapses of restrictions on Stock Awards that occur while the Participant is in active service with the Holding Company or an Affiliate. Any election to defer the proceeds from an eligible Award shall be irrevocable as long as the Participant remains an Employee or an Outside Director of the Holding Company or an Affiliate.

     (b) Stock Option Deferral.  The deferral of the proceeds of Non-statutory
         ---------------------
Stock Options may be elected by a Participant subject to the rules and regulations established by the Committee. The proceeds from such an exercise shall be credited to a deferred stock option account established for the Participant. The proceeds shall be credited to the deferred stock option account as a number of deferred shares or share units equivalent in value to those proceeds. Deferred share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock; provided, however, that at the discretion of the Committee, the Participant may elect to have the value of his deferred stock option account valued on some other basis of measurement approved by the Committee. Unless the Participant's deferred stock option account is valued using a basis of measurement other than Common Stock, deferred share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the Participant's termination of service or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

     (c) Stock Appreciation Right Deferral.  The deferral of the proceeds of
         ---------------------------------
Stock Appreciation Rights may be made by a Participant subject to the rules and regulations established by the Committee. Upon exercise, the Committee will credit the Participant's deferred stock option account with a number of deferred shares or share units equivalent in value to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the Exercise Price of the Stock Appreciation Right multiplied by the number of shares exercised. Deferred shares or share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock; provided, however, that at the discretion of the Committee, the Participant may elect to have the value of his deferred stock option account valued on some other basis of measurement approved by the Committee. Unless the Participant's deferred stock option account is valued using a basis of measurement other than Common Stock, deferred shares or share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred shares or share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the Participant's termination of service or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

     (d) Stock Award Deferrals.  The deferral of Stock Awards may be elected by
         ---------------------
a Participant subject to the rules and regulations established by the Committee. Upon the lapsing of restrictions on such an Award, the Committee shall credit to a deferred stock award account established for the Participant a number of deferred shares or share units equivalent in value to the number of deferred Stock Awards multiplied by the Fair Market Value of Common Stock. Deferred shares or share units shall be valued at the Fair Market Value on the date all restriction on the Stock Award lapse or are waived. Subsequent to the lapsing of all restrictions, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock; provided, however, that at the discretion of the Committee, the Participant may elect to have the value of his deferred stock award account valued on some other basis of measurement approved by the Committee. Unless the Participant's deferred stock award account is valued using a basis of measurement other than Common Stock, deferred shares or share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred share units. Deferred share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the Participant's termination of service or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

     (e) Accelerated Distributions.  The Committee may, at its sole discretion,
         -------------------------
allow for the early payment of a Participant's deferred stock option account and/or deferred stock award account in the event of an "unforeseeable emergency" or in the event of the death or Disability of the Participant. An "unforeseeable emergency" means an unanticipated emergency caused by an event beyond the control of the Participant that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision, shall be consistent with the Code and the regulations promulgated thereunder. Additionally, the Committee may use its discretion to cause stock option deferral accounts and/or deferred stock award accounts to be distributed when continuing the program is no longer in the best interest of the Holding Company or any Affiliate.

     (f) Assignability.  No rights to deferred stock option accounts or deferred
         -------------
stock award accounts may be assigned or subject to any encumbrance, pledge or charge of any nature except that a Participant may designate a beneficiary pursuant to any rules established by the Committee.

     (g) Unfunded Status.  No Participant or other person shall have any
         ---------------
interest in any fund or in any specific asset of the Holding Company or an Affiliate by reason of any amount credited hereunder. Any amounts payable hereunder shall be paid from the general assets of the Holding Company or its Affiliates and no Participant or other person shall have any rights to such assets beyond the rights afforded general creditors of the Holding Company and its Affiliates. However, the Holding Company or any Affiliate shall have the right to establish a reserve, trust or make any investment for the purpose of satisfying the obligations created under this Section 12 of the Plan; provided, however, that no Participant or other person shall have any interest in such reserve, trust or investment.

13.  PAYOUT ALTERNATIVES
     -------------------

     (a) Payments due to a Participant upon the exercise or redemption of an Option or Stock Award shall be made in the form of shares of Common Stock. Payments due to a Participant upon the exercise or redemption of a Stock Appreciation Right or Limited Right shall be made in the form of cash.

     (b) Any shares of Common Stock tendered in satisfaction of an obligation arising under this Plan shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the issuance of such stock to the Participant.

14.   METHOD OF EXERCISE
      ------------------

     Subject to any applicable Award Notice, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, shares of Common Stock and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer, as the Committee may specify in the applicable Award Notice.

15.  RIGHTS OF PARTICIPANTS.
     -----------------------

     No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Notice confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant's services.

16.  DESIGNATION OF BENEFICIARY.
     --------------------------

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

17.  DILUTION AND OTHER ADJUSTMENTS.
     ------------------------------

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution, including an Extraordinary Dividend, is made, the Committee may make such adjustments to previously granted Awards, to prevent dilution, diminution, or enlargement of the rights of the Participant, including any or all of the following:

   (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

   (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

   (c) adjustments in the Exercise Price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

     Alternatively, the Committee may provide the Participant with a cash benefit for shares underlying vested, but unexercised Options, in order to achieve the aforementioned effect.

     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

18.  TAX WITHHOLDING.
     ---------------

     Notwithstanding any other provision of the Plan, Awards under this Plan shall be subject to tax withholding to the extent required by any governmental authority. Any withholding shall comply with Rule 16b-3 or any amendment or successive rule. Shares of Common Stock withheld to pay for tax withholding amounts shall be valued at their Fair Market Value on the date the Award is deemed taxable to the Participant. Participants granted Non-statutory Stock Options shall be responsible for any required withholding applicable to any Non-statutory Stock Option which has been transferred pursuant to Section 6(c) hereof, unless otherwise inconsistent with current tax law.

19.  AMENDMENT OF THE PLAN AND AWARDS.
     --------------------------------

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation.

     Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions of this Plan will remain in full force and effect.

     No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

     (b) The Committee may amend any Award Notice, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

20.  EFFECTIVE DATE OF PLAN.
     ----------------------

     The Plan originally became effective as of July 22, 1997. The Board of Directors adopted and approved the Plan, as amended and restated, effective as of March 22, 1999. All amendments are effective upon approval by the Board of Directors, subject to shareholder ratification when specifically required under the Plan or by applicable federal or state statutes, rules or regulations. The failure to obtain shareholder ratification for such purposes will not affect the validity of other provisions of the Plan and any Awards made under the Plan.

21.  TERMINATION OF THE PLAN.
     -----------------------

     The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after July 22, 1997; or (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options or the distribution of Stock Awards which together with the exercise of Limited Rights is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

22.  APPLICABLE LAW.
     --------------

     The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law.

23.  DELEGATION OF AUTHORITY
     -----------------------

     The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Notice. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the attainment of Performance Goals. However, only the Committee or a portion of the Committee may certify the attainment of a Performance Goal.

                                                                         ANNEX B

                   ROSLYN BANCORP, INC. ANNUAL INCENTIVE PLAN

SECTION 1. Purpose. The purpose of the Roslyn Bancorp, Inc. Annual Incentive Plan (the "Plan") is to provide incentives for senior executives and other key employees whose performance can have a major impact on the profitability and future growth of Roslyn Bancorp, Inc. (the "Company") and its subsidiaries/affiliates.

SECTION 2. Definitions. For the purposes of the Plan, the following terms shall have the meanings indicated:

"Award" shall mean the grant of an award by the Committee to a Participant pursuant to Section 4(a) or Section 4(d).

"Applicable Period" shall mean, with respect to any Award Year, a period commencing on or before the first day of such Award Year and ending no later than the earlier of (i) the 90th day of such Award Year or (ii) the date on which 25% of such Award Year has been completed. Any action required under the Plan to be taken within the period specified in the previous sentence may be taken at a later date with respect to Participants who are not Covered Officers and with respect to Covered Officers if Section 162(m) is amended to permit such later date.

"Award Year" shall mean any fiscal year, or other performance period designated by the Committee, with respect to the Company's performance in which an Award is granted.

"Board" shall mean the Board of Directors of the Company.

"Committee" shall mean the Committee designated pursuant to Section 3. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.

"Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m), as hereinafter defined; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

"Individual Award Opportunity" shall mean the performance-based award opportunity for a Participant for a given Award Year as specified by the Committee within the Applicable Period, which may be expressed in dollars or on a formula basis that is consistent with the provisions of this Plan.

"Participant" shall mean a senior executive or other key employee of the Company selected by the Committee in accordance with Section 4(a) or Section 4(d) who receives an Award.

"Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986 and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

SECTION 3.  Administration.

(a) Committee. Subject to the authority and powers of the Board in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board consisting of two or more members of the Board each of whom is an "outside director" within the meaning of Section 162(m). The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best, including without limitation:

     (i) to designate Participants and the Individual Award Opportunities and/or bonus pool award opportunities;

     (ii) to designate and thereafter administer the performance goals and other Award terms and conditions;

     (iii)  to determine and certify the bonus amounts earned for any Award
     Year;

     (iv) to determine the effect on an Award of a termination of employment;
     and

     (v) to decide whether, under what circumstances, and subject to what terms, bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Committee's election as well as elective deferrals at the election of Participants.

(b) Committee Determinations. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its subsidiaries, and stockholders.

SECTION 4.  Eligibility for and Payment of Awards.

(a) Eligible Employees. Subject to the provisions of the Plan, within the Applicable Period, the Committee may select officers or employees (including officers or employees who are also directors) of the Company or any of its subsidiaries who will be eligible to earn Awards under the Plan with respect to such year and determine the amount of such Awards and the conditions under which they may be earned.

(b) Payment of Awards. Awards that are earned with respect to any Award Year shall be paid in cash to Participants at such times and in such amounts as are determined by the Committee. The Committee may require that a Participant must still be employed as of the end of the Award Year and/or the date on which the bonus is calculated, in order to be eligible for an award for such Award Year and the Committee may adopt such forfeiture, proration or other rules as it deems appropriate, in its sole discretion, regarding the impact on an Award of a Participant's termination of employment. In addition, the Committee may provide for bonus payouts that are to be paid on a deferred basis, including automatic deferrals at the Committee's election and/or elective deferrals at the election of Participants.

(c) During the Applicable Period, the Committee shall establish the Individual Award Opportunities for such Award Year, which shall be based on achievement of stated target performance goals, and may be stated in dollars or on a formula basis (based, for example, on a multiple of base salary or on designated shares of a bonus pool, provided that the designated shares of any bonus pool shall not exceed 100% of such pool).

(d) Awards to Covered Officers.

     (i) Notwithstanding the provisions of Sections 4(a), 4(b), and 5(a) hereof, any Award to any Covered Officer shall be granted in accordance with the provisions of this Section 4(d). Subject to the discretion of the Committee as set forth in Section 6(b) hereof, the maximum amount of the Award that may be granted with respect to any Award Year to any Covered Officer at the time of such grant shall be $1,500,000.

     (ii) Notwithstanding any provision of the Plan to the contrary, no Covered Officer shall be entitled to any payment of an Award with respect to an Award Year unless the members of the Committee shall have certified in accordance with Section 162(m) the extent to which the applicable performance goals have been satisfied.

SECTION 5. Performance Goals

For any given Award Year, the Committee shall, within the Applicable Period, set one or more objective performance goals for each Participant and/or each group of Participants and/or each bonus pool (if applicable). The performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

i.     earnings per share
ii.    core earnings per share
iii.   net income
iv.    core income
v.     operating income
vi.    earnings before interest and taxes
vii.   operating efficiency ratio
viii.  return on equity
ix.    cash return on equity
x.     return on assets
xi.    net interest rate spread
xii.   loan production volumes
xiii.  non-performing loans
xiv.   cash flow
xv.    stock price
xvi.   total shareholder return
xvii. strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures
xviii. except in the case of a Covered Officer, any other performance criteria established by the Committee
xix.   any combination of (i) through (xviii) above.

Each goal may apply to the Company, a business unit or an individual. Each goal may be expressed on an absolute basis or relative to an internal target, the past performance of the Company, a business unit or an individual, or the past or current performance of other companies. In the case of earnings-based measures, goals may consist of comparisons relating to capital, shareholders' equity, shares outstanding, or to assets or net assets. Unless the Committee determines otherwise, goals shall exclude extraordinary items. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets; (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established; (3) all items of gain, loss or expense for the year related to restructuring charges for the Company; (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business determined in accordance with Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30); and (5) all items of gain loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30.

SECTION 6.     General Provisions.

(a) Adjustments. If the performance criteria for any Award Year shall have been affected by special factors (including material acquisitions or dispositions of property, or other unusual items) that in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such criteria and make payments accordingly under the Plan.

(b) No Adjustments for Covered Officers. Notwithstanding the provisions of subparagraph (a) above, any adjustments made in accordance with or for the purposes of subparagraph (a) shall be disregarded for purposes of calculating the performance criteria if and to the extent that such adjustments would have the effect of increasing the amount of an Award to a Covered Officer. In addition, the Committee may, in the exercise of its discretion, reduce or eliminate the amount of an Award to a Covered Officer otherwise calculated in accordance with the provisions of Section 4(d) prior to payment thereof.

(c) No Assignment. No portion of any Award under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution prior to the payment thereof.

(d) Tax Requirements. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

(e) No Additional Participant Rights. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

(f) Liability. The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent accountants for the Company. No member of the Board or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

(g) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

(h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

SECTION 7. Amendment and Termination of the Plan. The Board may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the rights of any Participant under any Awards previously granted or deferred by such Participant pursuant to Section 4(c). In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 7. Any amendment to the Plan that would affect any Covered Officer shall be approved by the Company's stockholders if required by and in accordance with Section 162(m).

                                                         REVOCABLE PROXY
                                                       ROSLYN BANCORP, INC.

                                                                                                            With-    For All   ____
                                                                                 1. The election as  For    hold     Except        |
             PLEASE MARK VOTES                                                      directors of all [_]     [_]      [_]          |
        [X] AS IN THIS EXAMPLE                                                      nominees listed
                                                                                    to three-year
                     ANNUAL MEETING OF STOCKHOLDERS                                 terms (except
                           May 19, 1999                                             as marked to the
            9:00 a.m., Eastern Daylight Savings Time                                contrary below):

           This Proxy is Solicited on Behalf of The Board of Directors           John R. Bransfield, Jr., Maureen E. Clancy, Thomas
                                                                                 A. Doherty, Victor C. McCuaig and John P.
     The undersigned hereby appoints the official proxy committee of the Board   Nicholson
   of Directors of Roslyn Bancorp, Inc. (the "Company"), each with full power
   substitution, to act as proxies for the undersigned, and to vote all shares    INSTRUCTION: To withhold authority to vote for any
   of Common Stock of the Company which the undersigned is entitled to vote at    individual nominee, mark "For All Except" and
   the Annual Meeting of Stockholders, to be held on May 19, 1999 at 9:00 a.m.,   write that nominee's name in the space
   Eastern Time, at the Milleridge Cottage, 585 North Broadway, Jericho, New      provided below.
   York 11753 and at any and all adjournments thereof as indicated.
                                                                                 ---------------------------------------------------

                                        ------------------------------------     2. The ratification For   Against   Abstain
    Please be sure to sign and date     Date                                        of certain       [_]     [_]      [_]
                                                                                    amendments to
     this Proxy in the box below.                                                   the Roslyn
    ------------------------------------------------------------------------        Bancorp, Inc.
                                                                                    1997 Stock-Based
                                                                                    Incentive Plan.

    ----Stockholder sign above--------Co-holder (if any) sign above--------      3. Approval of the  [_]     [_]      [_]
                                                                                    Roslyn Bancorp,
                                                                                    Inc. Annual Incentive Plan.

                                                                                 4. The amendment to [_]     [_]      [_]
                                                                                    the Roslyn Bancorp, Inc. Certificate of
                                                                                    Incorporation to increase from 100,000,000
                                                                                    to 200,000,000 the number of authorized shares
                                                                                    of Roslyn Bancorp, Inc. common stock, par
                                                                                    value $0.01 per share.

                                                                                 5. The ratification [_]     [_]      [_]
                                                                                    of the appointment of KPMG LLP as
                                                                                    independent auditors of the
                                                                                    Company for the fiscal year ending
                                                                                    December 31, 1999.

                                                                                 6. Such other matters as may properly come
                                                                                    before the meeting and at any adjournments
                                                                                    thereof, including whether or not to adjourn
                                                                                    the meeting.

                                                                                 PLEASE CHECK BOX IF YOU PLAN
                                                                                 TO ATTEND THE MEETING.                 [_]

                                                                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                                                  "FOR" EACH OF THE LISTED PROPOSALS.

     -------------------------------------------------------------------------------------------------------------------------------
                             Detach above card, sign, date and mail in postage paid envelope provided.

                                                       ROSLYN BANCORP, INC.
     -------------------------------------------------------------------------------------------------------------------------------
          This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed above. If any other business is presented at the Annual Meeting, this Proxy will be voted by the
     Proxy Committee of the Board of Directors in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

          IMPORTANT: The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of
     Annual Meeting of Stockholders and of a Proxy Statement dated April 16, 1999.

           Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY

     -------------------------------------------------------------------------------------------------------------------------------
